UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1221	98-0199981
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1680, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6 (604) 693-0179
(Address and telephone number of registrant's principal executive offices)

Donald Sharpe, President Suite 1680, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6 (604) 693-0179

(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP
William L. Macdonald, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	7,366,520	$2.97	$21,878,564.40	$2,341.01
Common Stock to be offered for resale by selling stockholders upon exercise of share purchase warrants	15,124,528	$2.97	$44,919,848.16	$4,806.42
Common Stock to be offered for resale by selling stockholders pursuant to registration rights agreement	446,791(3)	$2.97	$1,326,969.27	$141.99
Total Registration Fee				$7,289.41

(1)           In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)           Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on March 28, 2006.

(3)           Represents 446,791 shares of our common stock that may be issued pursuant to registration rights agreements that we have entered into with the selling stockholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

____________, 2007

EDEN ENERGY CORP.

A NEVADA CORPORATION

SHARES OF COMMON STOCK OF EDEN ENERGY CORP.

_________________________________

The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 18,572,536 shares of our common stock in connection with the resale of:

- up to 3,116,330 shares and 130 shares of our common stock issued in a private placement on February 17 and 23, 2006, respectively;

- up to 14,131,260 shares and 601,780 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on February 17 and 23, 2006, respectively;

- up to 391,488 shares of our common stock which may be issued upon the exercise of broker share purchase warrants issued in connection with the private placement on February 17 and 23, 2006; and

- up to 331,548 shares of common stock that have been issued pursuant to registration rights agreements with the selling stockholders.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "EDNE". On August 20, 2007 the closing bid price for one share of our common stock on the OTC Bulletin Board was $0.99.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________________, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms "we", "us", "our", and "Eden" mean Eden Energy Corp., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We are an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and in Alberta, Canada. We also are engaged in a development drilling program for natural gas in the State of Colorado. Our principal executive offices are located at Suite 1680, 200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6. Our telephone number is (604) 693-0179. We maintain a website at www.edenenergycorp.com. Information contained on our website does not form part of this prospectus.

Number of Shares Being Offered

The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 18,572,536 shares of our common stock in connection with the resale of:

- up to 3,116,330 shares and 130 shares of our common stock issued in a private placement on February 17 and 23, 2006, respectively;

- up to 14,131,260 shares and 601,780 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on February 17 and 23, 2006, respectively;

- up to 391,488 shares of our common stock which may be issued upon the exercise of broker share purchase warrants issued in connection with the private placement on February 17 and 23, 2006; and

- up to 331,548 shares of common stock that have been issued pursuant to registration rights agreements with the selling stockholders.

The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

Number of Shares Outstanding

There were 42,430,440 shares of our common stock issued and outstanding as at August 21, 2007.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders, although we could receive proceeds of up to $64,279,242 if all of the share purchase warrants are exercised. We will incur all costs associated with this registration statement and prospectus. We conducted a private placement in February of 2006 to the selling stockholders listed herein, for gross proceeds of $16,574,670. These proceeds have been used primarily to implement our growth strategy in our oil and gas exploration operations located in the State of Nevada and in Alberta, Canada.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2006 and 2005, including the notes to those financial statements and the unaudited interim consolidated financial statements for the quarter ended June 30, 2007 including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 31 of this prospectus.

	For the quarter ended June 30, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005
Revenue	Nil	Nil	Nil
Net Income (Loss) for the Period	$(334,266)	$(6,182,449)	$(5,562,407)
Loss Per Share - basic and diluted	$(0.01)	$(0.15)	$(0.19)
	As at June 30, 2007	As at December 31, 2006	As at December 31, 2005
Working Capital (Deficiency)	$22,883,702	$23,612,368	$17,861,293
Total Assets	$37,034,291	36,843,595	$23,754,961
Total Number of Issued Shares of Common Stock	42,430,440	42,188,195	34,135,676
Deficit accumulated prior to the exploration stage	$(555,139)	$(555,139)	$(555,139)
Deficit accumulated during the exploration stage	$(12,711,827)	$(12,102,064)	$(5,884,531)
Total Stockholders' Equity	$29,055,509	$29,032,990	$16,438,439

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 42,430,440 shares of common stock issued and outstanding as of August 21, 2007. When this post-effective registration statement is declared effective, the selling stockholders may be reselling up to 3,116,460 shares of our common stock, not including any shares acquired on the exercise of share purchase warrants. As a result of such registration statement, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

To the extent any of the selling stockholders exercise any of their share purchase warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Trading on the OTC Bulletin Board may be sporadic because it is not a stock exchange, and stockholders may have difficulty reselling their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred losses totaling approximately $609,764 for the six month period ending June 30, 2007, and cumulative losses since the inception of the exploration stage of $12,711,827 to June 30, 2007. As of June 30, 2007 we had working capital of $22,883,702 as a result of recent financing activities. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- drilling and completion costs for further wells increase beyond our expectations; or

- we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a history of losses and fluctuating operating results.

From inception through to June 30, 2007, we have incurred aggregate losses of approximately $12,711,827. Our loss from operations for the six month period ended June 30, 2007 was $1,109,162. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers’ purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations. Until such time as we generate revenues, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our properties enter commercial production.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and must be considered in the development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Trading of our stock may be restricted by the SEC's "Penny Stock" regulations which may limit a stockholder's ability to buy and sell our stock

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading in our common shares on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments

Our common shares are currently listed for public trading on the OTC Bulletin Board. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. Our budget anticipates our acquisition of additional acreage in Nevada. This acreage may not become available or if it is available for leasing, that we may not be successful in acquiring the leases. There are other competitors that have operations in the Nevada area and the presence of these competitors could adversely affect our ability to acquire additional leases.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our By-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them

Our By-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities

Our constating documents authorize the issuance of 100,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our By-laws do not contain anti-takeover provisions which could result in a change of our management and directors if there is a take-over of our company

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

As a result of a majority of our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers

We do not currently maintain a permanent place of business within the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

THE OFFERING

The prospectus relates to the resale by certain selling stockholders of Eden Energy Corp. of up to 18,572,536 shares of our common stock in connection with the resale of:

- up to 3,116,330 shares and 130 shares of our common stock issued in a private placement on February 17 and 23, 2006, respectively;

- up to 14,131,260 shares and 601,780 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the private placement on February 17 and 23, 2006, respectively;

- up to 391,488 shares of our common stock which may be issued upon the exercise of broker share purchase warrants issued in connection with the private placement on February 17 and 23, 2006; and

- up to 331,548 shares of common stock that have been issued pursuant to registration rights agreements with the selling stockholders.

The selling stockholders may sell these shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders, although we could receive proceeds of up to $64,279,242 if all of the share purchase warrants are exercised. We will, however, incur all costs associated with this registration statement and prospectus.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued and the common stock Issuable to them upon exercise of the share purchase warrants. Because the selling stockholders may offer all or only some portion of the 18,572,536 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of August 21, 2007, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. With the exception of H.C. Wainwright & Co., Inc., none of the selling stockholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Eden	Common Shares Owned by the Selling Security Holders	Number of Shares Issuable Upon Exercise of all Share Purchase Warrants	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
				# of Shares	% of Class
Absolute East West Fund(2)	750,000	1,500,000	2,250,000	Nil	0%
Cranshire Capital LP(3)	Nil	200,000	200,000	Nil	0%
Alpine Atlantic Asset Mgt., Ltd.(4)	1,133	100,000	101,133	Nil	0%
SDS Capital Group SPC, Ltd. (5)	Nil	444,444	444,444	Nil	0%
Nite Capital LP(6)	Nil	200,000	200,000	Nil	0%
Credit Suisse Securities (USA) LLC(7)	1,000,000	2,000,000	3,000,000	Nil	0%
Double U Master Fund LP(8)	Nil	133,332	133,332	Nil	0%
Iroquois Master Fund Ltd. (9)	Nil	88,888	88,888	Nil	0%
Stanley Case	40,000	82,216	122,216	Nil	0%
Enable Growth Partners LP(10)	Nil	311,112	311,112	Nil	0%
Enable Opportunity Partners LP(11)	Nil	133,334	133,334	Nil	0%

Chartwell Investment Services S.A.(12)	Nil	150,000	150,000	Nil	0%
Donna Chudnow	Nil	50,000	50,000	Nil	0%
Clearwaters Management Ltd.(13)	Nil	200,000	200,000	Nil	0%
George S. Palfi	Nil	100,000	100,000	Nil	0%
Parker Communication Corp.(14)	100,000	200,000	300,000	Nil	0%
Carolyn Townshend	Nil	100,000	100,000	Nil	0%
862002 Alberta Ltd.(15)	Nil	50,000	50,000	Nil	0%
David Pescod	40,000	80,000	120,000	Nil	0%
Olivier Turrettini	Nil	20,000	20,000	Nil	0%
Veronique Rochette	Nil	10,000	10,000	Nil	0%
RMB International (Dublin) Ltd.(16)	Nil	1,000,000	1,000,000	Nil	0%
Shalimar Business(17)	Nil	50,000	50,000	Nil	0%
Synergy Resource Fund(18)	75,000	150,000	225,000	Nil	0%
UBS AG(19)	15,000	30,000	45,000	Nil	0%
Rupert Edward Williams	25,000	50,000	75,000	Nil	0%
Christian Weyer	Nil	60,000	60,000	Nil	0%
Swell Capital Limited(20)	10,000	20,000	30,000	Nil	0%
Crescent International Ltd.(21)	120,000	240,000	360,000	Nil	0%
Andrea Egger	10,000	20,000	30,000	Nil	0%
Epson Investment Services NV(22)	Nil	20,000	20,000	Nil	0%
Evergreen Investment Corporation(23)	567	140,222	140,789	Nil	0%
GLG European Opportunity Fund(24)	Nil	2,000,000	2,000,000	Nil	0%
General Research GmbH(25)	15,000	30,000	45,000	Nil	0%
Ralph Hogg	4,000	8,000	12,000	Nil	0%
HSBC Guyerzeller Bank AG(26)	500,000	1,000,000	1,500,000	Nil	0%
Kraupthing Bank Luxembourg(27)	250,000	500,000	750,000	Nil	0%
Lombard Odier Darier Hentsch(28)	25,000	50,000	75,000	Nil	0%
Moen Holdings Inc.(29)	Nil	40,000	40,000	Nil	0%
Luce Lapointe	Nil	8,000	8,000	Nil	0%
Winsome Capital Inc.(30)	1,133	100,000	101,133	Nil	0%
Banque Vontobel Geneve, SA(31)	30,000	100,000	130,000	Nil	0%
Wilma E. Bonnell(32)	37	4,000	4,037	Nil	0%
Pierce Diversified Strategy Master Fund LLC(33)	Nil	133,334	133,334	Nil	0%

Kimberly Lloyd	Nil	10,000	10,000	Nil	0%
Vincent Paul Mitchell	93	10,000	10,093	Nil	0%
Keith Reid	Nil	20,000	20,000	Nil	0%
John Prevedoros	Nil	100,000	100,000	Nil	0%
Stephan Hanson	Nil	100,000	100,000	Nil	0%
Paul King	Nil	50,000	50,000	Nil	0%
Jason McCarroll	Nil	50,000	50,000	Nil	0%
Arbutus Gardens Apartments Corp.(34)	Nil	200,000	200,000	Nil	0%
Epsilon Management Ltd.(35)	Nil	120,000	120,000	Nil	0%
Conrad Weiss	Nil	40,000	40,000	Nil	0%
Yingchun Ye	Nil	80,000	80,000	Nil	0%
Maria Pedrosa	Nil	100,000	100,000	Nil	0%
Sara Relling	Nil	44,444	44,444	Nil	0%
Bantry Bay Properties Inc.(36)	22,222	44,444	66,666	Nil	0%
Barb Turner	Nil	88,888	88,888	Nil	0%
C-Quest Holdings Ltd.(37)	Nil	100,000	100,000	Nil	0%
Avtar Dhillon	22,300	44,600	66,900	Nil	0%
Hao Tang	Nil	20,000	20,000	Nil	0%
Neil Maedel	Nil	80,000	80,000	Nil	0%
Donald Rippon	Nil	40,000	40,000	Nil	0%
Peter Ross	Nil	44,444	44,444	Nil	0%
John Martin(38)	5,000	20,000	25,000	Nil	0%
Gregg Layton	444	88,888	89,332	Nil	0%
Dolwar Invest & Trade Corp.(39)	Nil	50,000	50,000	Nil	0%
Barry Maedel	Nil	20,000	20,000	Nil	0%
John Tognetti	Nil	200,000	200,000	Nil	0%
Clarion Finanz AG(40)	10,087	890,000	900,087	Nil	0%
Keats Investments Ltd.(41)	44,444	88,888	133,332	Nil	0%
J. David Pescod	Nil	2,216	2,216	Nil	0%
Haywood Securities Inc.(42)	Nil	75,450	75,450	Nil	0%
H.C. Wainwright & Co., Inc.(43)	Nil	23,452	23,452	Nil	0%
John R. Clarke	Nil	15,460	15,460	Nil	0%
Ari J. Fuchs	Nil	6,626	6,626	Nil	0%
Standard Securities(44)	Nil	6,924	6,924	Nil	0%
Martin Hubble	Nil	5,538	5,538	Nil	0%
Ocean Equities Ltd.(45)	Nil	163,384	163,384	Nil	0%

Norene Brown(46)	Nil	24,000	24,000	Nil	0%
La Roche & Co. Banquiers	Nil	150,000	150,000	Nil	0%
Total	3,116,460	15,124,528(47)	18,240,988

(1)           Assumes all of the shares of common stock offered are sold. Based on 42,430,440 common shares issued and outstanding on August 21, 2007.

(2)           Florian Homm, Chief Investment Officer of Absolute East West Fund, exercises dispositive and voting power with respect to the shares of common stock that Absolute East West Fund owns, or that it may acquire on exercise of the share purchase warrants.

(3)           Mitchell P. Kopin, President of Downsview Capital Inc., the general partner of Cranshire Capital LP, exercises dispositive and voting power with respect to the shares of common stock that Cranshire Capital LP owns, or that it may acquire on exercise of the share purchase warrants.

(4)           Erwin Speckert, Managing Partner of Alpine Atlantic Asset Mgt., Ltd., exercises dispositive and voting power with respect to the shares of common stock that Alpine Atlantic Asset Mgt., Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(5)           SDS Management LLC, the general partner of SDS Capital Group SPC, Ltd., exercises dispositive and voting power with respect to the shares of common stock that SDS Capital Group SPC, Ltd. owns, or that it may acquire on exercise of the share purchase warrants. Steven Derby is the managing member of SDS Management LLC.

(6)           Keith Goodman, Manager of the General Partner of Nite Capital LP, exercises dispositive and voting power with respect to the shares of common stock that Nite Capital LP owns, or that it may acquire on exercise of the share purchase warrants.

(7)           Ben Hill, Authorized Signatory for Credit Suisse Securities (USA) LLC, exercises dispositive and voting power with respect to the shares of common stock that Credit Suisse Securities (USA) LLC owns, or that it may acquire on exercise of the share purchase warrants.

(8)           Navigator Management Ltd., the general partner of Double U Master Fund LP, exercises dispositive and voting power with respect to the shares of common stock that Double U Master Fund LP owns, or that it may acquire on exercise of the share purchase warrants. Double U Master Fund L.P. is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner. Isaac Winehouse is the manager of B&W Equities, LLC and Mr. Winehouse has ultimate responsibility of trading with respect to Double U Master Fund L.P. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

(9)           Joshua Silverman, Managing Member of Iroquois Master Fund Ltd., exercises dispositive and voting power with respect to the shares of common stock that Iroquois Master Fund Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(10)          Miteh Levine, the Managing Partner of Enable Growth Partners LP, exercises dispositive and voting power with respect to the shares of common stock that Enable Growth Partners LP owns, or that it may acquire on exercise of the share purchase warrants.

(11)          Miteh Levine, the Managing Partner of Enable Opportunity Partners LP, exercises dispositive and voting power with respect to the shares of common stock that Enable Opportunity Partners LP owns, or that it may acquire on exercise of the share purchase warrants.

(12)          Martin Hubble, the President of Chartwell Investment Services S.A., exercises dispositive and voting power with respect to the shares of common stock that Chartwell Investment Services S.A. owns, or that it may acquire on exercise of the share purchase warrants.

(13)          Francesco Cuzzocrea, Director of Clearwaters Management Ltd., exercises dispositive and voting power with respect to the shares of common stock that Clearwaters Management Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(14)          Richard Murdock, Treasurer of Parker Communication Corp., exercises dispositive and voting power with respect to the shares of common stock that Parker Communication Corp. owns, or that it may acquire on exercise of the share purchase warrants.

(15)          Rob Shewchuk, President and sole shareholder of 862002 Alberta Ltd., exercises dispositive and voting power with respect to the shares of common stock that 862002 Alberta Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(16)          Peter Reid, Authorized Signatory for RMB International (Dublin) Ltd., exercises dispositive and voting power with respect to the shares of common stock that RMB International (Dublin) Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(17)          Martin Hubble, the Investment Manager of Shalimar Business Services S.A., exercises dispositive and voting power with respect to the shares of common stock that Shalimar Business Services S.A. owns, or that it may acquire on exercise of the share purchase warrants.

(18)          Majid El Sohl, Fund Manager of Synergy Resource Fund, exercises dispositive and voting power with respect to the shares of common stock that Synergy Resource Fund owns, or that it may acquire on exercise of the share purchase warrants.

(19)          Olivier Chedel, of Chedel, Turrettini, Aquila & Partners S.A., exercises dispositive and voting power with respect to the shares of common stock that UBS AG owns, or that it may acquire on exercise of the share purchase warrants.

(20)          Olivier Turrettini, of Chedel, Turrettini, Aquila & Partners S.A., exercises dispositive and voting power with respect to the shares of common stock that Swell Capital Limited owns, or that it may acquire on exercise of the share purchase warrants.

(21)          Cantara (Switzerland) SA, the investment manager to Crescent(International Ltd. exercises dispositive and voting power with respect to the shares of common stock that Crescent International Ltd. owns, or that it may acquire on exercise of the share purchase warrants. Mel Craw, Maxi Brezzi and Bachir Taleb-Ibrahimi are the managers of Cantara (Switzerland) SA and as a result collectively exercise dispositive and voting power with respect to Cantara (Switzerland) SA, although they disclaim beneficial ownership of securities held or acquired by Crescent (International) Ltd.

(22)         Steven Drayton, Director of Epson Investment Services, NV, exercises dispositive and voting power with respect to the shares of common stock that Epson Investment Services NV owns, or that it may acquire on exercise of the share purchase warrants.

(23)          Anne Deschamps, the President of Evergreen Investment Corp., exercises dispositive and voting power with respect to the shares of common stock that Evergreen Investment Corp. owns, or that it may acquire on exercise of the share purchase warrants.

(24)         Victoria Parry, Senior Legal Counsel of GLG European Opportunity Fund, exercises dispositive and voting power with respect to the shares of common stock that GLG European Opportunity Fund owns, or that it may acquire on exercise of the share purchase warrants.

(25)          Georg Hochwimmer, Director of General Research GmbH, exercises dispositive and voting power with respect to the shares of common stock that General Research GmbH owns, or that it may acquire on exercise of the share purchase warrants.

(26)          Robert Rizzo, Managing Director of HSBC Guyerzeller Bank AG, exercises dispositive and voting power with respect to the shares of common stock that HSBC Guyerzeller Bank AG owns, or that it may acquire on exercise of the share purchase warrants.

(27)          David Shehan, Fund Manager of Kaupthing Bank Luxembourg, exercises dispositive and voting power with respect to the shares of common stock that Kaupthing Bank Luxembourg owns, or that it may acquire on exercise of the share purchase warrants.

(28)          Henri Hentsch, Fund Manager of Lombard Odier Darier Hentsch, exercises dispositive and voting power with respect to the shares of common stock that Lombard Odier Darier Hentsch owns, or that it may acquire on exercise of the share purchase warrants.

(29)          Irving Moen, President of Moen Holdings, Inc., exercises dispositive and voting power with respect to the shares of common stock that Moen Holdings Inc. owns, or that it may acquire on exercise of the share purchase warrants.

(30)          David Anderson, President of Winsome Capital, exercises dispositive and voting power with respect to the shares of common stock that Winsome Capital Inc. owns, or that it may acquire on exercise of the share purchase warrants.

(31)          Olivier Chedel, of Chedel, Turrettini, Aquila & Partners S.A., exercises dispositive and voting power with respect to the shares of common stock that Banque Vontobel Geneve, SA owns, or that it may acquire on exercise of the share purchase warrants.

(32)          Wilma E. Bonnell is the mother of Drew Bonnell, the chief financial officer, secretary, treasurer and director of our company.

(33)          Mitch Levin, Managing Partner, of Pierce Diversified Strategy Master Fund LLC, exercises voting and investment power with respect to the shares of common stock that Pierce Diversified Strategy Master Fund LLC owns, or that it may acquire on exercise of the share purchase warrants.

(34)          John McKay, the President of Arbutus Gardens Apartments Corp., exercises dispositive and voting power with respect to the shares of common stock that Arbutus Gardens Apartments Corp. owns, or that it may acquire on exercise of the share purchase warrants.

(35)          Marco Montanari, Director of Epsilon Management Ltd., exercises dispositive and voting power with respect to the shares of common stock that Epsilon Management Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(36)          Radina de Lusignan Giustra, President of Bantry Bay Properties Inc., exercises dispositive and voting power with respect to the shares of common stock that Bantry Bay Properties Inc. owns, or that it may acquire on exercise of the share purchase warrants.

(37)          Don Choquer, the President of C-Quest Holdings Ltd., exercises dispositive and voting power with respect to the shares of common stock that C-Quest Holdings Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(38)          John Martin is a director of our company.

(39)          Werner Keicher, the President of Dolwar Invest & Trade Corp., exercises dispositive and voting power with respect to the shares of common stock that Dolwar Invest & Trade Corp. owns, or that it may acquire on exercise of the share purchase warrants.

(40)          Carlos Civelli, the President of Clarion Finanz AG, exercises dispositive and voting power with respect to the shares of common stock that Clarion Finanz AG owns, or that it may acquire on exercise of the share purchase warrants.

(41)          Patrick Gaines, the President of Keats Investments Ltd., exercises dispositive and voting power with respect to the shares of common stock that Keats Investments Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(42)          John Tognetti, Chairman and Director of Haywood Securities, exercises dispositive and voting power with respect to the shares of common stock that Haywood Securities Inc. owns, or that it may acquire on exercise of the share purchase warrants.

(43)          H.C. Wainwright & Co., Inc., is a registered broker-dealer. The company issued these warrants to HCW as partial compensation for HCW’s services as placement agent in connection with the transaction, and HCW acquired the HCW warrants in the ordinary course of business. At the time of HCW’s acquisition of the warrants, HCW did not have any agreements, understandings, or arrangements with any persons, either directly or indirectly, to distribute the warrants or shares of common stock underlying the warrants. John Clarke exercises sole dispositive and voting control over all of the securities owned by HCW. By virtue of such control, John Clarke may be deemed to beneficially own the outstanding common stock beneficially owned by HCW.

(44)          Marc Marcello, the President of Standard Securities, exercises dispositive and voting power with respect to the shares of common stock that Standard Securities owns, or that it may acquire on exercise of the share purchase warrants.

(45)          Guy Wilkes, the managing director of Ocean Equities Ltd., exercises dispositive and voting power with respect to the shares of common stock that Ocean Equities Ltd. owns, or that it may acquire on exercise of the share purchase warrants.

(46)          Norene Brown is the mother of Donald Sharpe, our president and director.

(47)          Also being registered are 331,548 shares of common stock that have been issued pursuant to registration rights agreements with the selling stockholders.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)           purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)           an exchange distribution in accordance with the rules of the applicable exchange;

(d)           ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)           privately negotiated transactions;

(f)           market sales (both long and short to the extent permitted under the federal securities laws);

(g)           at the market to or through market makers or into an existing market for the shares;

(h)           through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)           a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its share purchase warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PRIVATE PLACEMENTS

February 17 and 26, 2006 Private Placement

Effective February 17, 2006 and February 23, 2006, we entered into subscription agreements with 74 investors (the Selling Stockholders herein), whereby we issued a total of 7,366,520 shares of our common stock at a purchase price of $2.25 per share and 14,733,040 share purchase warrants for total aggregate proceeds of $16,754,670. Each share purchase warrant entitles the holder thereof to purchase one additional share of our common stock at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009.

In addition, we issued 391,488 broker’s warrants to 10 placement agents, issued on the same terms as the investors’ warrants, representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Donald Sharpe	President and Director	49	May 14, 2004
Drew Bonnell	Chief Financial Officer, Secretary, Treasurer and Director	50	May 14, 2004
John Martin	Director	50	August 31, 2004
Ralph Stensaker	Director	48	June 11, 2007
Larry Kellison	Chief Operating Officer	52	May 1, 2006

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Donald Sharpe – President and Director

Mr. Sharpe has been the president and a director of our company since May 14, 2004. Mr. Sharpe graduated from the University of British Columbia with a Bachelor of Science degree in Geophysics in 1981 and joined Suncor Inc. in August of that year. From 1981 to 1987 Mr. Sharpe trained and worked as an exploration geophysicist, gaining experience in all parts of the exploration and development cycle throughout the Western Canadian Sedimentary Basin.

In 1987, Mr. Sharpe moved into the then new field of gas marketing where he was responsible for the direct marketing of Suncor's gas to industrial, commercial and utility customers in the United States and Eastern Canada. The position required negotiating skills, an understanding of the North American pipeline infrastructure, and an appreciation for the dynamics of natural gas supply and demand. Mr. Sharpe continued his formal education and received a Certificate in Business Management from the University of Calgary in 1989.

In 1990, Mr. Sharpe returned to exploration at Suncor in the position of group leader for British Columbia exploration. In this position, Mr. Sharpe managed a team of professionals in land, geology and geophysics and was responsible for the planning, budgeting and execution of the team's exploration program. Mr. Sharpe continued his education and graduated from the Banff School of Advanced Management in 1991.

In 1994, Mr. Sharpe left Suncor and returned to Vancouver to found and run a number of public companies. Operating under the umbrella of D. Sharpe Management Inc., Mr. Sharpe has consulted to, managed and served as a director of a number of start-up oil and gas companies including Patriot Petroleum Corp., Gemini Energy Inc., Velvet Exploration Inc., Netco Energy Inc. and Nation Energy Ltd.

Mr. Sharpe is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and the Canadian Society of Exploration Geophysicists.

Drew Bonnell – Chief Financial Officer, Secretary, Treasurer and Director

Mr. Bonnell has been the chief financial officer, secretary, treasurer and a director of our company since May 14, 2004.

Mr. Bonnell graduated from the Richard Ivey School of Business at the University of Western Ontario with a Masters of Business Administration degree in 1998. For a period of 12 years prior to graduation, Mr. Bonnell served as president and director of multiple private companies engaged in tourism operations in key resort destinations in Western Canada. In these positions, Mr. Bonnell had the responsibility to manage the affairs of each of these companies; to ensure the operation of the business, and interact with all professional services and counsel as required.

From 1997 to divestiture in 2006, Mr. Bonnell served as President and director of a private BC based company with business interests in Whistler Canada. From July 24, 2007 Mr. Bonnell has served as President, Chief Financial Officer, Secretary and a director of Lutcam Inc. (the common shares of which are registered under the Securities Exchange Act of 1934 and quoted on the OTC Bulletin Board).

Mr. Bonnell is active as a businessman and a member of the worldwide Ivey alumni association.

John Martin – Director

Mr. Martin has been a director of our company since August 31, 2004. Mr. Martin is a graduate of IMD one of the world’s top business schools located in Lausanne, Switzerland. He is a corporate finance specialist and is currently the managing director of CMI, Credit Markets Investments Ltd. (Geneva). Previously, Mr. Martin was the senior VP and head of Capital Markets for Bank of Tokyo Mitsubishi AG (Switzerland), one of the world’s largest banks. While there from 1990 to 2000, he was a member of the Investment Policy Committee for private banking and an ALM committee member for the bank’s capital. Prior to this Mr. Martin was VP, Capital Markets for the Royal Bank of Canada (Suisse) and assistant treasurer and capital markets manager for Inspectorate Finance S.A. Geneva.

Ralph Stensaker – Director

Mr. Stensaker has been a director of our company since June 11, 2007. Mr. Stensaker has an MBA from the Ivey School of Business at the University of Western Ontario and is a Certified General Accountant. He has 35 years of varied experience in finance and administration, most recently with a privately held transportation and logistics group based in Vancouver, British Columbia.

Larry Kellison – Chief Operating Officer

Mr. Kellison is a professional Geologist with more than 25 years of varied oil and gas experience. From December 2001 to November 2005 he was Vice President and General Manager for Black Hills Corporation’s oil and gas subsidiary in Golden, Colorado where he led the company’s operations throughout the U.S. From March 2000 to December 2001 he was an independent geologic consultant.

Mr. Kellison has an M. Sc in geology from the University of Nebraska and was a Ph D candidate at Colorado State University in Fort Collins, Colorado. Mr. Kellison is author or co-author of a number of industry publications.

Messrs. Sharpe and Bonnell are significant employees and the loss of either of these employees would have an adverse impact on our future developments and could impair our ability to succeed.

Family Relationships

There are no family relationships among our directors or officers.

Board and Committee Meetings

Our board of directors held no formal meetings during the year ended December 31, 2006. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

For the year ended December 31, 2006 our only standing committee of the board of directors was our audit committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

During fiscal 2006, there were no meetings held by this committee. The business of the audit committee was conducted by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.             any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.             any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.             being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.             being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 21, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Donald Sharpe 1281 Eldon Road North Vancouver, BC V7R 1T5	10,800,642(2)	25%
Drew Bonnell Suite 1680, 200 Burrard Street Vancouver, BC V6C 3L6	622,166(3)	*
John Martin 2, rue Thalberg 1201 Geneva, Switzerland	237,347(4)	*
Ralph Stensaker 809 9266 University Crescent Burnaby, BC V5A 4Z1	25,000(5)	*
Larry Kellison 4 Elk Lane Littleton, CO 80127	250,000(6)	*

Directors and Executive Officers as a Group	11,935,155(7)	26.85%

* Less than 2%.

(1) Based on 42,430,440 shares of common stock issued and outstanding as of July 30, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire an aggregate of 866,666 shares of common stock exercisable within 60 days.

(3) Includes options to acquire an aggregate of 616,666 shares of common stock exercisable within 60 days.

(4) Includes options to acquire an aggregate of 216,666 shares of common stock and warrants to acquire 20,454 shares of common stock exercisable within 60 days.

(5) Includes options to acquire an aggregate of 25,000 shares of common stock exercisable within 60 days.

(6) Includes options to acquire an aggregate of 250,000 shares of common stock exercisable within 60 days.

(7) Includes options to acquire an aggregate of 1,995,452 shares of common stock and warrants to acquire 20,454 shares of common stock exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 common shares with a par value of $0.001 and 10,000,000 preferred stock with a par value of $0.001. As at August 21, 2007 we had 42,430,440 common shares outstanding and no preferred stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Eden Energy Corp. included in this registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, independent registered public accountants, to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 1680, 200 Burrard Street, Vancouver, British Columbia V6C 3L6, Canada. On July 6, 2007 we agreed to enter into a five-year office lease commencing September 1, 2007 for approximately 4,574 square feet of rentable area at a gross cost of approximately $24,000 per month. Within this space we are permitted to sublease to multiple tenants and currently plan four or five sublease tenants which will reduce our total rentable area and associated costs by approximately 60%. We sublease an operations office in Denver, Colorado at an annual cost of approximately $20,500. Our current premises are adequate for our existing operations; however with the rapid advancement of operations we may require additional premises as we progress through fiscal 2007. At the present time, we do not have any real estate holdings and there are no plans to acquire any real property interests.

Currently in Nevada we hold approximately 190,000 gross acres pursuant to lease agreements on the Noah Project and approximately 18,500 gross acres pursuant to lease agreements on the Cherry Creek Project. The expiration dates for the leases are in 2014, 2015, and 2016 respectively. The leases may be extended upon production from the leases. In Colorado, we hold 160 gross acres in our White River Dome development drilling project. In Alberta we hold approximately 5,120 gross acres in our 50% working interest joint exploration agreement..In the same joint exploration agreement we hold 1,280 gross acres with a 55.56% interest due to one partner not participating in a February 2007 lease sale. We hold an approximate 14,080 gross acres and the right of first refusal on another 5,760 gross acres in our 10% working interest joint venture exploration agreement.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

General Overview

We are an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and in the Province of Alberta, Canada. We also are engaged in a development drilling program for natural gas in the State of Colorado.

Corporate History

Our company, Eden Energy Corp., was incorporated in the State of Nevada on January 29, 1999, under the name E-Com Technologies Corp. On June 16, 2004 we effected a 2 for 1 stock split of our common stock and our preferred stock. On August 6, 2004 we changed our name to Eden Energy Corp. and increased our authorized capital to 100,000,000 shares of common stock having a $0.001 par value and 10,000,000 shares of preferred stock having a $0.001 par value.

Our common shares are quoted for trading on the OTCBB under the symbol “EDNE”.

Our Current Business

Eden Energy Corp. is engaged in various stages of exploration and development on multiple projects in the USA and Canada. Currently, these include the Noah and Cherry Creek Projects in Nevada, the Chinchaga Project in Alberta, and the Ant Hill Unit Drilling and Development Project in Colorado.

Noah Project - Nevada

On August 31, 2004, by way of an Assignment Agreement, we acquired Fort Scott Energy Corp’s (“Fort Scott”) interest in a Participation Agreement dated April 26, 2004 with Cedar Strat Corporation (“Cedar Strat”). The Fort Scott/ Cedar Strat Participation Agreement deals with the acquisition and development of petroleum and natural gas rights and leases in an area of mutual interest in eastern Nevada. We named this area of approximately 211,000 gross acres, the Noah Project.

The Assignment Agreement provides for Fort Scott to retain a 2% over- riding royalty in the area of mutual interest and the following considerations:

(i)	the issuance to Fort Scott of 500,000 shares of our common stock;
(ii)

the issuance to Fort Scott of 7% interest bearing Promissory Note and Convertible Debenture ($0.25 conversion rate) Units in the principal amount of $500,000. Each Unit entitled Fort Scott to the issuance of one common share in our capital stock and one half of one warrant, with each whole warrant entitling Fort Scott to acquire one additional common share at $0.50 per share; and

(iii)	for each 10 million barrels of proven reserves on the lands underlying the leases, we will issue to Fort Scott 1,000,000 shares of common stock, up to a maximum of 10,000,000 shares of common stock.

                The debenture was converted and the associated warrants were exercised for cash in fiscal 2005. Fort Scott retains its 2% over-riding royalty interest on the lands underlying the leases, such that upon the fulfillment of the obligations set out in the Participation Agreement, we will earn an 80.5% net revenue interest in the lands underlying the leases, and Cedar Strat will be vested with a 5% over-riding royalty interest. Cedar Strat also retains a 5% back in working interest which may be adjusted upwards to as much as a 12.5% back in working interest should we elect not to proceed with the drilling election pursuant to the terms of the Participation Agreement.

Exploration conducted since acquiring Fort Scott’s interest includes the acquisition of proprietary and licensed gravity and magnetic data, processing and interpreting 39 miles of proprietary and other trade licensed seismic data, and the integration of all sub-surface and surface geology, gravity, magnetic, and seismic data.

On March 1, 2007 we entered into a Letter Agreement with Cedar Strat whereby the future development plan of the Noah project was confirmed and approximately 21,000 acres of peripheral leases were transferred to Cedar Strat.

Effective March 29, 2007, we entered into an Amendment to the Participation Agreement with Cedar Strat for this prospect. Under the terms of the Amendment, our acreage block at Noah has been divided into four Prospect Areas with each Prospect Area encompassing approximately 50,000 acres of leases. The Prospect Areas are designated Prospect Area 1 to 4 sequentially from north to south. The Amendment calls for the prospect areas to be worked sequentially from North to South by us either, 1) electing to drill an initial test well within the designated Prospect Area, 2) electing to drill a subsequent well or wells within the designated Prospect Area or 3) electing to shoot a seismic program of no less than twenty-five (25) linear miles in the next sequential untested Prospect Area. As agreed to we will initiate our sequential work by drilling an Initial Test Well in Prospect Area 1 to a depth of approximately 7,000 to 9,000 feet by no later than November 30, 2008.

Under the terms of the Amendment drilling or seismic operations shall begin within each specified Prospect Area no later than 12 months following the required election date (as follows) unless extended by both parties acting reasonably. We shall have ninety (90) days from release of either the drilling rig or completion rig, whichever is later, of the Initial Test Well in the designated Prospect Area, to elect to either drill a Subsequent Well(s) in the Prospect Area or shoot a Seismic Program in the next untested Prospect Area. We shall have 180 days from the release of the seismic crew to elect to drill an Initial Test Well in the newly designated Prospect Area or elect to shoot a Seismic Program in the next untested Prospect Area.

Under the terms of the Amendment if we drill an Initial Test Well or Subsequent Well(s) to the base of the sub-thrust Devonian Formation or 17,000 feet, whichever is shallower, we will retain all rights, title and interest in all leases and lands within that particular Prospect Area. In each Prospect Area that we drill an Initial Test Well or Subsequent Well(s) to a depth shallower than the base of the sub-thrust Devonian or 17,000 feet, ,we shall retain all rights, title and interest in all leases and lands within the Prospect Area, to a depth of 1000 feet below the base of the deepest Formation penetrated If in this case we elect not to drill a Subsequent Well then we will offer all deeper rights in the leases within the Prospect Area to Cedar Strat and Cedar Strat shall have 90 days from receipt of such notice in which to exercise this option. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Should we elect not to drill an Initial Test Well in Prospect Areas 2, 3, or 4 we shall, at Cedar Strat’s option, relinquish and assign to Cedar Strat, all right, title and interest in all leases and lands subject to the Participation Agreement lying within the specific Prospect Area, within 90 days after receiving written notice from Cedar Strat of its intent to exercise its option. Cedar Strat’s right to exercise its option shall also be for a 90 day period after receiving written notice from us of our election not to drill the Prospect Area. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Rental payments on the initial acreage and any subsequently acquired acreage will be maintained by us during this development period, except on any acreage which Cedar Strat may elect to acquire pursuant to the exercise of its options.

Effective March 29, 2007 we entered into a Farm Out Agreement with Midland Texas based Fasken Nevada - 1, LLC and Fasken Oil and Ranch LP, privately held companies (the “Partner”) for the drilling of the Noah prospect as defined in the Amendment to the Participation Agreement with Cedar Strat. The Partner will pay 2/3rds of the cost to drill, test and complete the first well in the first Prospect Block and Eden will pay 1/3rd. The Partner will act as operator. Upon drilling and completing the first well in Prospect Area 1 the Partner will be assigned a 50% interest in Eden’s leases in Prospect Area 1 as provided for in the Amendment to the Participation Agreement with Cedar Strat.

Provided the Partner has met its obligations in Prospect Area 1, it shall have the option to proceed to develop Prospect Area 2. If it elects to proceed with developing Prospect Area 2, the Partner shall pay a prospect recovery fee of $2,000,000 to Eden for costs incurred on Prospect Area 1 and shall have the right to earn a 50% interest in the Prospect Area by paying 2/3rds of any seismic programs and the drilling and completing to casing point of a second well. Thereafter, the Partner shall continue to have the right to earn in subsequent Prospect Areas under the same terms but with no further prospect recovery fees.

The first well has been staked and is expected to be drilled to a total depth of between 7,000 and 9,000 feet, for an estimated cost of $4,000,000 of which we will pay 1/3rd. On July 9, 2007 we reported the Partner received approval on the required Federal and State permits to drill the well. On July 10, 2007 we were advised by the Partner that they received approval from the BLM in Ely for the gravel pit(s) for commencement of road and location construction. Because of the uncertainties in completing lease and road construction and accessing drilling rigs the Partner has not yet been able to provide a firm spud date.

Cherry Creek Project - Nevada

On October 21, 2005 we entered into a separate Letter Agreement with Cedar Strat Corporation for the exploration and development of a new project called Cherry Creek. This agreement entitles our company or our Nevada subsidiary, Southern Frontier Explorations Ltd. to acquire petroleum and natural gas rights and leases in an area of mutual interest (AMI) in northeastern Nevada.

Under the terms and conditions of this Letter Agreement, Cedar Strat will manage certain exploration programs within the AMI designed to bring the prospect to a drillable status. Cedar Strat has provided us with copies of the exploration data to which Eden has paid Cedar Strat $216,000. Cedar Strat’s field work has been completed.

Subject to election to drill, we must commence drilling within the AMI within 24 months of receipt by us of all of the exploration data from Cedar Strat, and thereafter must drill at least one development well per year during the term of the agreement.

Effective January 24, 2006, we entered into a formal Joint Participation Agreement with Cedar Strat Corporation. Cedar Strat Corporation provided their acceptance to the formal Joint Participation Agreement on February 16, 2006. Pursuant to the Joint Participation Agreement we agreed to participate in Cedar Strat’s play included within the geographical boundaries of a confidential area, and pay Cedar Strat $750,000 as a prospect fee. We also agreed to accept responsibility for acquiring and funding BLM leases and private fee leases, if applicable, in order to facilitate the exploration efforts. We assumed the obligation to pay the annual rental on such leases.

On March 14, 2006, we acquired at auction approximately 76,459 gross acres of oil and gas lease lands in northeastern Nevada for this project. Subsequent to March 14, 2006, adjustments reduced the number of acres to approximately 69,982 gross acres. On September 30, 2006, we gave notice to surrender the low priority leases to Cedar Strat and retain approximately 18,500 gross acres of premium prospective leases. On December 12, 2006 we acquired at auction approximately 2,500 additional gross acres of oil and gas leases. On March 1, 2007 we entered into a Letter Agreement with Cedar Strat whereby approximately 2,500 acres of peripheral Cherry Creek acreage were transferred to Cedar Strat. At the present time, further evaluation of the geological and other data is required prior to making additional exploration decisions in this area.

Big Sand Spring Valley Project – Nevada - (Divested of November 16, 2006)

On June 13, 2005, we entered into a separate Agreement with Cedar Strat Corporation which was formalized into a final Participation Agreement on November 1, 2005. The Participation Agreement entitled Eden Energy Corp. or its Nevada subsidiary, Southern Frontier Explorations Ltd. to acquire and develop petroleum and natural gas rights and leases in an area of mutual interest.

On November 1, 2005, we entered into a Participation Agreement with Merganser Limited (subsequently Eternal Energy Corp.) for the joint development of this project. As set out in the Participation Agreement, on November 8, 2005, we received Eternal’s portion of project costs of US$667,000.

Pursuant to a Letter Agreement between Cedar Strat, Eternal Energy Corp. and Eden Energy Corp. dated November 1, 2006, Eternal Energy Corp. proposed and Eden accepted an offer to purchase 100% of Eden’s interest in the Big Sand Spring Valley Project in consideration for a final payment of $200,000 and a release from any further obligations under the November 1, 2005 Participation Agreement. Formal agreement was entered into November 16, 2006 with described consideration received by Eden, January 9, 2007. Due to the conclusion of this agreement, Eden no longer has any interests or funding obligations in respect to this project.

Chinchaga Project - Alberta

On March 13, 2006, through our wholly owned subsidiary, Eden Energy (North) Ltd., we entered into a farm-in arrangement with Suncor Energy Inc. of Calgary, Alberta. The arrangement provided for Eden to participate, with a 50% working interest and with other minor partners, in the cost to drill an exploratory well on approximately 18,000 gross acres of leases owned by Suncor while retaining options to drill a second well to earn additional acreage. The exploration target was a dolomitized Slave Point reef at a depth of approximately 8,900 feet in Northwestern Alberta. Suncor retains a 12.5% gross overriding royalty on the lands which are known as the Chinchaga area.

By drilling the first well which was plugged and abandoned on January 22, 2007, Eden earned a 50% working interest in approximately 7,000 gross acres. We and our partners elected not to drill the Option Well or acquire the Block 1 – Option Lands nor purchase the additional Block 2 Option Lands that were available. The joint venture partners acquired an additional 1,279 gross acres at a February 8, 2007 land sale of which Eden holds a 55.56% working interest in due to one partner declining to participate in the land acquisition. Currently, Eden and its partners are evaluating the Farmout Lands earned from the first well and the recently acquired lands in Chinchaga before making any further exploration decisions.

On February 14, 2007, Eden entered into a separate farm-in arrangement with Suncor Energy Inc. of Calgary, Alberta. Under the terms of this arrangement Eden participated with a 10% working interest, in the drilling of an exploratory well and earned a 10% working interest in approximately 9,600 gross acres. The exploration target was a dolomitized Slave Point reef at a depth of approximately 8,400 feet in northwestern Alberta, also known as Chinchaga. Suncor retains a 12.5% gross overriding royalty on these lands. Eden acquired a 10% interest in an additional 5,120 gross acres of offsetting lands at an approximate gross cost of $600,000 to the joint venture partnership. These lands are subject to a 7.5% overriding royalty to Suncor. Eden also earned a first right of refusal to equalize to its proportionate share in another 5,760 gross acres held by Suncor.

The well spud on February 10, 2007 and reached final depth of 8,415 feet. On March 19, 2007, we and our partners reported the well was dry and was to be abandoned.

Eden and its partners are continuing to review the Chinchaga acreage before deciding on any additional activities in this area.

Ant Hill Unit Drilling and Development Project – Colorado

The Ant Hill Project is a development drilling program located in the Piceance Basin of western Colorado. Effective September 1, 2006, through our wholly owned subsidiary Eden Energy Colorado LLC, we entered into a farm-in agreement with Starlight Oil and Gas LLC and Starlight Corporation under which Eden and Starlight will undertake development drilling on the eastern flank of the White River Dome field located in T2N-R96&97W, Rio Blanco County, Colorado. Under the terms of the agreement, Eden has paid Starlight a prospect fee of $900,000. Starlight will participate for a 10% working interest and Eden will have a 75% working interest in the prospective lands. Starlight will retain a 7.5% gross overriding royalty on the lands.

The Ant Hill Unit is a 20,000 acre federal exploratory unit currently operated by EnCana Oil and Gas (USA). Under a Drilling and Development Agreement executed between Starlight (a private Colorado company) and EnCana on May 5, 2006, and which Eden became a party to, Eden and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current Participating Areas (PA’s) commencing in the fall of 2006. The wells will be drilled on 160 acre drilling blocks typically encompassing standard governmental quarter sections. By drilling and completing these wells, the existing federal exploratory unit will remain in effect for several more years. Eden and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40-acre drill site quarter/quarter section. For each well drilled, Eden and Starlight will also earn a 100% interest in a diagonal 40-acre tract, located in the same 160-acre quarter section. EnCana retains its 100% interest in the two remaining offset locations in each 160 acre drilling block.

After the initial four locations are drilled, Eden and Starlight may elect to develop additional 160-acre drilling blocks on any acreage outside the existing PA’s under the same terms. There are 34 potential 160-acre drilling blocks outside of the existing PA’s that have not been developed, resulting in 68 potential drilling locations on what is effectively 40-acre spacing. There is also the potential to develop the field on 20-acre spacing which would provide for another 68 drilling locations.

The primary targets are the Cameo Coal and Williams Fork Sandstones of the Cretaceous Mesaverde Group, found at an average depth of 8,100 feet. Cumulative production from the field is in excess of 65 BCF from 157 wells, with current production averaging 11 MMCF/D from 100 active wells. Typical well life in the field is 17 years. Eden estimates ultimate reserves per well to be approximately 1.07 BCF per well, with an initial production rate of approximately 710mcfd. Gas from the Ant Hill unit typically contains about 25% carbon dioxide, which is removed at a local natural gas treatment plant. Drilling and completion costs are estimated to be $1,900,000 per well throughout the field. Operations in the White River Dome Field are largely prohibited in the winter months.

The first well (Love Federal 17-42) under the agreement spud on September 21, 2006 and took 13 days to drill and set production casing. The second well (Love Federal 17 -21) spud on October 8, 2006 and took 12 days to drill and set production casing. Once both wells were cased the rig was released for the winter. Fracture stimulation commenced on Well 1 October 28, 2006 and Well 2 November 4, 2006.

In December 2006 we announced the tie-in of these first two wells and that they had good sand and coal thicknesses in the order of other proven wells in the field. These first two wells were completed using modern frac techniques designed to increase fracture half lengths from less than 100 feet traditionally to greater than 300 feet. The Love Federal 17-21 has experienced high water production rates which has restricted the flow of gas naturally.  Plans are underway to reenter the 17-21, shut off the source of the water and perforate and frac an additional uphole zone. The Love Federal 17- 42 was completed in the Cameo coal section only and despite our subsequent scaling treatment procedure is currently not producing.  Plans are underway to reenter the 17-42 and add additional pay with a two-stage fracture treatment.  The Company believes these procedures will bring production more in line with anticipated levels.

Pursuant to the Drilling and Development Agreement between EnCana and Starlight, which Eden became party to, two additional wells must be drilled prior to the end of the 2007. Plans are underway to drill these two wells and complete them based upon the results of the re-completion procedures applied to the Love Federal 17-21 and Love Federal 17-42. We have been advised by Starlight that they do not plan to participate in the drilling of these two additional wells and that they intend to sell their interest in this project. We have advised Starlight of our desire to go forward with the two additional wells and have advised Starlight that we will take whatever actions are available to us to protect our interest in the Ant Hill Unit.

On September 7, 2007 we entered into formal Agreement with Starlight Oil & Gas LLC and Starlight Operating Company, Inc. (Starlight) whereby Starlight shall assign to Eden all of its rights, title, and interests in both the Ant Hill Drilling and Development Agreement with EnCana and the related Participation Agreement with Eden.

Competition

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in the Nevada and Northern Alberta areas and the presence of these competitors could adversely affect our ability to acquire additional leases.

Governmental Regulations

Our oil and gas operations are subject to various United States and Canadian federal, state/provincial and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas leases in Nevada, Alberta, and Colorado. To date, execution of our business plan has largely focused on acquiring prospective oil and gas leases and with early stage exploration. With this stage nearing completion we intend to use the results obtained from this dedicated research to establish a going forward exploratory drilling and development plan.

Employees

Currently our only employees are our directors, officers, office administrator and an investor relations consultant. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this registration statement.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We are a Nevada corporation incorporated on January 29, 1999. We were previously involved in the business of providing internet and programming services through our subsidiary company to clients located primarily in Canada. Our principal products and services included the development of e-commerce web sites and strategies, web design and hosting, domain name registration, Internet marketing and consulting and custom programming of web based applications. Due to the inability to run this business with a profit and the difficulty in attracting additional capital on terms favorable to existing shareholders, we ceased operation of this business and disposed of our subsidiary company on December 31, 2003 for nominal consideration. We are now an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada and the Province of Alberta, Canada. We also are engaged in a development drilling program for natural gas in the State of Colorado.

PLAN OF OPERATIONS AND CASH REQUIREMENTS

Cash Requirements

For the next 12 months we plan to continue to evaluate our leases in eastern Nevada and prepare for exploratory drilling. We expect to continue to participate in our Alberta projects as our 50% and 10% joint venture exploration agreements provide for. We plan also to continue with our development drilling program in Colorado as our joint venture agreement there provides for.

Currently in Nevada we hold approximately 190,000 gross acres pursuant to lease agreements on the Noah Project and approximately 18,500 gross acres pursuant to lease agreements on the Cherry Creek Project. The expiration dates for the leases are in 2014, 2015, and 2016 respectively. The leases may be extended upon production from the leases. In Colorado, we hold 160 gross acres in our White River Dome development drilling project. In Alberta we hold approximately 5,120 gross acres in our 50% working interest joint exploration agreement. In the same joint exploration agreement we hold 1,280 gross acres with a 55.56% interest due to one partner not participating in a February 2007 lease sale. We hold an approximate 14,080 gross acres and the right of first refusal on another 5,760 gross acres in our 10% working interest joint venture exploration agreement.

Our portfolio of exploration projects includes the Noah and Cherry Creek projects in the USA, and the Chinchaga Project in Alberta. Based on our current interpretation of the Noah Project, we estimate a cost to drill our first exploratory well to approximately 9,000 feet in Prospect Area 1 to be in the $4,000,000 range, plus contingency. Subject to the results from this first well, we plan to work with the Partner and continue with exploration on the Noah. With an election by our Partner to proceed on Prospect Area 2 we will receive a $2,000,000 project recovery fee from the Partner, and expect to commence with a new seismic program currently estimated at $3,000,000, of which we will pay one third (1/3) of the costs.

Due to seasonal access limitations and other considerations in the Ant Hill Unit we are revising the development well drilling schedule over the next 12 month period to align with the commitment obligations in the area. We are budgeting for two additional wells in the Ant Hill Unit in 2007 as well as the re-completion of the existing two wells, in total estimated at approximately $4,400,000. Subject to positive election to continue to drill in 2008, we are budgeting for six additional wells over the drilling period of May 1, 2008 to December 1, 2008 of which the cost of four of these six wells is included in the table of estimated expenditures for the next 12 month period, which follows. The total estimated cost of development in the Ant Hill Unit over the next 12 month period is approximately $8,000,000 including engineering reports and well permitting costs. We estimate based on original well projections that these new wells combined with production from the two re-completed wells will provide approximately $1,000,000 in net cash for the period and approximately 3,000,000 MCF of gross reserves. To date we have received approximately $15,200 from gas sales for the months of March, April, and May 2007, which represents gas production prior to the wells being recompleted. We expect to receive a further revenue cheque of approximately $40,000 for December 2006 to February 2007 gas sales as well as December 2006 to May 2007 liquid sales in August 2007. This revenue cheque will represent production from the two wells prior to their re-completion.

We are budgeting for our first exploratory well in Nevada with a net cost estimated at approximately $1,333,334 plus a further net exploration estimate of $1,000,000. We are budgeting an estimated net $2,500,000 for exploration work in Chinchaga Alberta. Combined, we have budgeted an approximate net $13,000,000 over the next 12 month period for exploration and drilling programs on our projects.

Our net cash provided by financing activities during the six months ended June 30, 2007 was $nil. Our total net cash provided by financing since January 1, 2004, the date of inception of the exploration stage to June 30, 2007 was $38,306,870.

We will require additional funds to implement our growth strategy in our oil and gas exploration and development operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

In order to proceed with our plans we have raised funds by way of a private placement of equity and debt securities in our company. Our initial offering consisted of 6,190,000 shares at a price of $0.50 per share for gross proceeds of $3,095,000. We closed the private placement on November 12, 2004 and issued certificates on November 17, 2004. The net proceeds received have been used as working capital to allow us to finance our commitments under the assignment agreement previously discussed. On November 24, 2004, we issued a further 20,000 shares at a price of $0.50 per share for gross proceeds of $10,000.

On April 5, 2005, we issued 3,840,067 shares and 1,920,035 share purchase warrants at a price of $1.50 per share for gross proceeds of $5,760,100. Each warrant entitles the holder to purchase an additional share of common stock of our company at a price of $2.00 per share until April 4, 2006. On April 27, 2005, we issued 200,000 shares and 100,000 share purchase warrants at a price of $1.50 per share for gross proceeds of $300,000. Each warrant entitles the holder to purchase an additional share of common stock of our company at a price of $2.00 per share until April 27, 2006. During the fiscal year ended December 31, 2005, 1,962,535 shares were issued on the exercise of 1,962,535 warrants, and on February 6, 2006 we issued the final 57,500 shares on the exercise of the final 57,500 warrants.

On August 25, 2005 we issued convertible promissory notes with a principal amount of $9,075,000, and 907,500 Series “A” detachable share purchase warrants. The notes bear interest at 6% per annum, mature on August 25, 2008, and may be converted into 1,815,000 shares of common stock on the basis of one share of common stock for every $5 in value of Notes. Each warrant is exercisable into one share of common stock at an exercise price of $6 per share until August 25, 2008. The investors also have the option to make an additional investment of up to 30% of their original investment for 180 days after the closing date, on the same terms as the original investment. No further investments were made under this option. On November 28, 2005, we issued 90,000 shares of common stock upon the conversion of a portion of our convertible promissory notes. On December 1, 2005 we issued 59,291 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. The Conversion Price and the Exercise Price are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents at a price per share less than the Conversion Price or Exercise Price. Upon the completion of the financing on February 24, 2006 the Conversion Price was reduced from $5.00 to $4.32, and the Exercise Price was reduced from $6.00 to $5.04. On June 1, 2006 we issued 113,258 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. On December 1, 2006 we issued 149,466 shares of common stock in lieu of a cash interest payment on the convertible promissory notes. On June 1, 2007 we issued 242,245 shares of common stock in lieu of a cash interest payment on the convertible promissory notes.

On September 27, 2005, we issued 1,065,972 shares of common stock upon the exercise of 1,065,972 share purchase warrants at $0.50 per share for proceeds of $532,986. On November 8, 2005, we received a portion of an initial project acquisition cost in the amount of US$667,000. On January 9, 2007 we received final payment relating to the same project divesture in the amount of US$200,000.

On February 17 and 23, 2006, we issued a combined total of 7,366,520 shares and 14,733,040 share purchase warrants at a price of $2.25 per share for gross proceeds of $16,574,670. The warrant entitles the holders to purchase an additional 7,366,520 shares of common stock of our company at a price of $3.25 per share and an additional 7,366,520 shares of common stock at a price of $5.25 per share until February 16, 2009. On July 31, 2006 we issued 165,774 shares of common stock pursuant to the financing’s registration requirements.

Over the next twelve months we intend to use our available funds to expand on the exploration and development of our leases and continue with development drilling in Colorado as follows:

Estimated Net Expenditures During the Next Twelve Months

$
General, Administrative and Corporate Expenses	1,350,000
Projects Land Rental Expense – Nevada, Colorado, Alberta	321,000
Exploration Programs Expense – Noah, Chinchaga projects	2,500,000
Drilling Programs – Noah, Chinchaga, Ant Hill projects	10,500,000
Working Capital	4,000,000
Total	18,671,000

                As at June 30, 2007 we had $107,588 in current liabilities. Our net cash used in operating activities for the six months ended June 30, 2007 was $197,504 compared to $622,320 used in the six months ended June 30, 2006. Our accumulated losses increased to $13,266,966 as of June 30, 2007 of which $12,711,827 related to our current business of oil and gas exploration, and $555,139 related to the early technology business prior to business change. Our financial statements report a net loss of $609,764 for the six month period ended June 30, 2007 compared to a net loss of $2,004,196 for the six month period ended June 30, 2006. Our losses have decreased primarily as a result of capitalizing interest costs on convertible notes to oil and gas properties in 2007 of $446,002, as well as a reduction in stock-based compensation of $423,372. Interest income increased to $499,398 for the six months ended June 30, 2007 as compared to $283,783 for the six months ended June 30, 2006, as a result of higher average interest rates during the 2007 fiscal period of approximately 4.3% as compared to 2.3% for the 2006 fiscal period. Average cash balances for the six months ended June 30, 2007 was approximately $23,000,000 as compared to $24,500,000 for the six months ended June 30, 2006.

Our total liabilities as of June 30, 2007 were $7,978,782 as compared to total liabilities of $7,810,605 as of June 30, 2006. The slight increase was due to the accretion of the discount on our Convertible Notes, which increased the carrying value for our Convertible Notes from $7,548,314 as at June 30, 2006 to $7,871,194 as at June 30, 2007, as well as a decrease in accounts payable (from $262,471 as at June 30, 2006 to $107,588 as at June 30, 2007).

During the six month period ended June 30, 2007 we incurred $1,158,573 on exploration and acquisition of our oil and gas properties as compared to $2,213,414 incurred during the six month period ended June 30, 2006. Of this amount $45,373 was attributable to acquisition costs (2006 - $1,036,693), and $1,113,200 (2006 - $1,176,721) was attributable to exploration costs.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through the equity offerings noted above.

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Product Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas leases in Nevada and Alberta as well as expanding our development drilling program in Colorado. To date, execution of our business plan has largely focused on acquiring prospective oil and gas leases and with early stage exploration and evaluation of acquired data. With this stage completed we intend to use the results obtained from this dedicated research to move forward with an exploratory drilling and development plan. Effective September 1, 2006, we are engaged in natural gas development drilling in Colorado.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment (excluding oil and gas activities) over the twelve months ending June 30, 2008 other than office computers, furnishings, and communication equipment as required.

Corporate Offices

As of September 1, 2007 our corporate offices are located at Suite 1680, 200 Burrard Street, Vancouver, BC, V6C 3L6. On July 6, 2007 we agreed to enter into a five-year office lease commencing September 1, 2007 for approximately 4,574 square feet of rentable area at a gross cost of approximately $24,000 per month. Within this space we are permitted to sublease to multiple tenants and currently plan four or five sublease tenants which will reduce our total rentable area and associated costs by approximately 60%.

Employees

Currently our only employees are our directors, officers, a corporate manager, and an investor relations consultant. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Effective May 1, 2006 Larry Kellison was appointed Chief Operating Officer and will provide these management services through Freestone Energy LLC, a company wholly-owned and controlled by him. Effective January 1, 2007 a past contracted consultant for our company will be remunerated for services on an as needed basis. Effective June 11, 2007 Ralph Stensaker, CGA, MBA was appointed to our Board of Directors and Audit Committee.

Going Concern

We have suffered recurring losses from operations. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended December 31, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recently Issued Accounting Standards

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on our company's reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on our company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on our company's future reported financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of SFAS No. 159 on our financial position and results of operations.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Oil and Gas Properties

We utilize the full cost method to account for our investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, and tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. As of June 30, 2007, we have no properties with proven reserves. When we obtain proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not depleted until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical the amount of such properties are added to the capitalized cost to be depleted. As of June 30, 2007, all of our oil and gas properties were unproved and were excluded from depletion. At June 30, 2007, management believes none of our unproved oil and gas properties were considered impaired other than as previously reported.

The capitalized costs included in the full cost pool are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions plus the lower of cost and estimated net realizable value of unproven properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. We recognize impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Over the year ended December 31, 2006, our company incurred management fee expenses in the amount of $371,000 and consulting fee expenses in the amount of $84,000.

A management fee expense of $175,000 was charged by D. Sharpe Management Inc., a company wholly-owned by Donald Sharpe, our president and a director of our company. Pursuant to an amended management agreement with our company dated February 28, 2006, D. Sharpe Management Inc. receives $15,000 per month for the services that Donald Sharpe provides to our company. We entered into an Amended Management Agreement with D. Sharpe Management Inc. dated December 21, 2006, effective January 1, 2007, whereby D. Sharpe Management Inc. will receive $16,500 per month for services that Donald Sharpe provides to our company.

A consulting fee expense of $84,000 was charged by Neil Maedel in his role as director of corporate communications for the year ended December 31, 2006. Pursuant to an amended management agreement with our company dated May 1, 2005, Mr. Maedel receives $7,000 per month for the services he provides to our company. Effective January 1, 2007 services provided by Mr. Maedel will be remunerated for on an as needed basis.

A management fee expense of $116,000 was charged by Drew Bonnell in his role as chief financial officer and director of our company for the year ended December 31, 2006. In addition, Drew Bonnell, our chief financial officer, secretary, treasurer and a director, receives $10,000 per month for the services he provides to our company pursuant to a management consulting agreement dated February 28, 2006. We entered into an Amended Management Agreement with Drew Bonnell dated December 21, 2006, effective January 1, 2007, whereby Drew Bonnell will receive $11,000 per month for services that he provides to our company.

A management fee expense of $80,000 was charged by Larry Kellison in his role as chief operating officer for the year ended December 31, 2006. Pursuant to a Management Agreement dated May 1, 2006 with Freestone Energy LLC, a company wholly owned and controlled by Larry Kellison, Freestone Energy LLC receives $10,000 per month for the services that Larry Kellison provides to our company. We entered into an Amended Management Agreement with Freestone Energy LLC dated December 21, 2006, effective January 1, 2007, whereby Freestone Energy LLC will receive $11,000 per month for services that Larry Kellison provides to our company.

Corporate Governance

We currently act with four (4) directors, consisting of Donald Sharpe, Drew Bonnell, John Martin and Ralph Stensaker.

We have determined that John Martin and Ralph Stensaker are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

From inception to present date, we believe that the members of our audit committee and the board of directors have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an audit committee financial expert would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues to date. As we develop further we plan to add an “independent audit committee financial expert” to our Audit Committee.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares were quoted for trading on the OTCBB on December 15, 2000 under the symbol "ECTC". On June 18, 2004 our symbol changed to “ECOM” and on August 20, 2004 our symbol changed to “EDNE”. The following quotations obtained from Yahoo.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
June 30, 2007	$1.30	$0.90
March 31, 2007	$1.64	$0.88
December 31, 2006	$2.34	$1.31
September 30, 2006	$2.52	$1.15
June 30, 2006	$2.97	$1.90
March 31, 2006	$3.85	$2.06
December 31, 2005	$5.48	$1.77
September 30, 2005	$9.96	$2.91
June 30, 2005	$3,05	$2.05
March 31, 2005	$2.80	$1.70

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 (Telephone: 702.361.3033; Facsimile: 702.433.1979) is the registrar and transfer agent for our common shares. On August 21, 2007, the shareholders' list of our common shares showed 154 registered shareholders and 42,430,440 shares outstanding.

Recent Sales of Unregistered Securities

On February 16, 2006 we entered into subscription agreements with 74 investors, whereby we issued a total of 7,366,520 units, each unit consisting of one common share and two common share purchase warrants. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively.

In addition, we issued 147,864 broker’s warrants, issued on the same terms as the investors’ warrants representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) and Section 4(6) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Equity Compensation Plan Information

As at December 31, 2006 we have one compensation plan in place, entitled Amended 2004 Stock Option Plan. This plan has not been approved by our security holders.

Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
2,424,000	$1.98	576,000

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the year ended December 31, 2006.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common shares other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

•	our principal executive officer;
•	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2006; and
•

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our years ended December 31, 2006 and 2005, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Donald Sharpe President and Director(1)	2006 2005	175,000 105,000	- -	- -	802,203 483,452	- -	- -	- -	977,203 588,452
Drew Bonnell Chief Financial Officer, Secretary, Treasurer and Director(2)	2006 2005	116,000 67,000	- -	- -	802,203 483,452	- -	- -	- -	918,203 550,452
Larry Kellison Chief Operating Officer(3)	2006 2005	80,000 N/A	- N/A	- -	341,946 N/A	- N/A	- N/A	- N/A	421,946 N/A

(1) Mr. Sharpe became our president and a director of our company on May 14, 2004.

(2) Mr. Bonnell became our chief financial officer, secretary, treasurer and a director of our company on May 14, 2004.

(3) Mr. Kellison became our chief operating officer on May 1, 2006.

Donald Sharpe, the President and a director of our company, pursuant to an Amended Management Agreement dated February 28, 2006, earns management fees through D. Sharpe Management Inc., a company wholly-owned and controlled by him. We pay D. Sharpe Management Inc. $15,000 per month for management services. During the twelve month period ended December 31, 2006 we paid D. Sharpe Management Inc. an aggregate amount of $175,000. On December 21, 2006, we entered into an Amended Management Agreement with D. Sharpe Management Inc. whereby, effective January 1, 2007, we pay D. Sharpe Management Inc. $16,500 per month for management services rendered by Donald Sharpe.

We pay Drew Bonnell, our Chief Financial Officer and a director of our company, a management fee of $10,000 per month, pursuant to a Management Consulting Agreement dated February 28, 2006, in consideration for management services rendered by Drew Bonnell. During the twelve month period ended December 31, 2006 we paid Drew Bonnell an aggregate amount of $116,000. On December 21, 2006 we entered into an Amended Management Consulting Agreement with Drew Bonnell whereby, effective January 1, 2007, we pay Drew Bonnell $11,000 per month for management services rendered by Drew Bonnell.

We pay Larry Kellison, our Chief Operating Officer, a management fee of $10,000 per month, pursuant to a Management Consulting Agreement dated May 1, 2006 with Freestone Energy LLC, a company wholly owned and controlled by him, in consideration for management services rendered by Larry Kellison. During the twelve period ended December 31, 2006, we paid Larry Kellison an aggregate amount of $80,000. On December 21, 2006, we entered into an Amended Management Consulting Agreement with Freestone Energy LLC whereby, effective January 1, 2007, we pay Freestone Energy LLC $11,000 per month for management services rendered by Larry Kellison.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Outstanding Equity Awards at Fiscal Year-End

The particulars of unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers are set out in the following table:

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Sharpe President and Director(1)	250,000 200,000 250,000 -	- - - 250,000	- - - -	0.50 2.50 2.50 1.54	June 11, 2009 May 1, 2010 Feb 28, 2011 Dec 20, 2011	- - - -	- - - -	- - - -	- - - -
Drew Bonnell Chief Financial Officer, Secretary, Treasurer and Director(2)	200,000 250,000 -	- - 250,000	- - -	2.50 2.50 1.54	May 1, 2010 Feb 28, 2011 Dec 20, 2011	- - -	- - -	- - -	- - -
Larry Kellison Chief Operating Officer(3)	150,000 -	- 150,000	- -	2.50 1.54	May 1, 2011 Dec 20, 2011	- -	- -	- -	- -

(1) Mr. Sharpe became our president and a director of our company on May 14, 2004.

(2) Mr. Bonnell became our chief financial officer, secretary, treasurer and a director of our company on May 14, 2004.

(3) Mr. Kellison became our chief operating officer on May 1, 2006.

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2006.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Eden Energy Corp. are filed as part of this registration statement:

Consolidated Unaudited Financial Statements as at June 30, 2007

Consolidated Unaudited Balance Sheet as at June 30, 2007

Consolidated Unaudited Statements of Operations for the three and six month period ended June 30, 2007, for the three and six month period ended June 30, 2006 and from January 1, 2004 (Date of Inception of Exploration Stage) to June 30, 2007

Consolidated Unaudited Statements of Cash Flows for the six month period ended June 30, 2007, for the six month period ended June 30, 2006 and from January 1, 2004 (Date of Inception of Exploration Stage) to June 30, 2007

Notes to the Consolidated Unaudited Financial Statements

Consolidated Audited Financial Statements as at December 31, 2006

Independent Auditor's Report, dated March 21, 2007 of Dale Matheson Carr-Hilton LaBonte LLP

Audited Consolidated Balance Sheets as at December 31, 2006 and December 31, 2005

Audited Consolidated Statements of Operations for the year ended December 31, 2006 and for the year ended December 31, 2005 and from January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2006

Audited Consolidated Statements of Cash Flows for the year ended December 31, 2006 and for the year ended December 31, 2005 and from January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2006

Audited Consolidated Statements of Changes in Stockholders' Equity (Deficiency) for the period from January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2006

Notes to the Consolidated Financial Statements

EDEN ENERGY CORP.

(An Exploration Stage Company)

Consolidated Financial Statements

(Expressed in United States dollars)

June 30, 2007

(Unaudited)

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

STATEMENTS CONSOLIDATED OF CASH FLOWS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The accompanying notes are an integral part of these interim consolidated statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Balance Sheets

	June 30, 2007	December 31, 2006
Assets	(Unaudited)

Current Assets

Cash and cash equivalents	$22,707,118	$23,438,355
Accounts receivable	41,572	208,976
Prepaid expenses	51,596	36,504
Current portion of deferred financing costs	191,004	191,004

Total Current Assets	22,991,290	23,874,839

Oil and gas properties, unproven (Note 4)	12,975,176	11,816,603
Restricted cash (Note 9)	978,761	974,067
Property and equipment, net of depreciation of $15,802	57,242	50,762
Deferred financing costs, net of amortization of $350,174	31,822	127,324

Total Assets	$37,034,291	$36,843,595

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable and accrued liabilities	$107,588	$262,471

Total Current Liabilities	107,588	262,471

Convertible Notes, less unaccreted discount of $753,806 (2006 - $1,076,866) (Note 8)	7,871,194	7,548,134

Total Liabilities	7,978,782	7,810,605

Stockholders’ Equity

Preferred Stock:
10,000,000 preferred shares authorized, $0.001 par value None issued	—	—

Common Stock: (Note 9)
100,000,000 shares authorized, $0.001 par value
42,430,440 (December 31, 2006 – 42,188,195) shares issued and outstanding	42,431	42,188

Additional paid-in capital	42,273,910	41,612,921

Accumulated other comprehensive income	6,134	35,084

Deficit accumulated prior to the exploration stage	(555,139)	(555,139)

Deficit accumulated during the exploration stage	(12,711,827)	(12,102,064)

Total Stockholders’ Equity	29,055,509	29,032,990

Total Liabilities and Stockholders’ Equity	$37,034,291	$36,843,595

The accompanying notes are an integral part of these interim consolidated statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	January 1, 2004 (Date of Inception of Exploration Stage) To June 30, 2007

Revenue
Oil and gas	$56,568	$—	$56,568	$—	$56,568

Expenses

Consulting
- cash	$—	$21,000	$—	$42,000	$635,030
- stock-based compensation	36,955	272,459	73,910	272,459	699,261
Depletion and depreciation	56,818	48,884	108,320	96,945	370,977
General and administrative
- cash	68,453	148,683	197,262	317,143	1,327,071
- stock-based compensation	6,058	—	12,116	—	14,135
Impairment loss on oil and gas properties					2,272,162
Interest expense (Note 7)	137,587	436,365	137,587	725,511	5,909,821
Management fees (Note 5)
- cash	115,500	95,000	231,000	161,000	797,000
- stock-based compensation	158,390	550,518	313,580	550,518	1,778,404
Oil and gas operating expenses	12,330	—	12,330	—	12,330
Professional fees	45,458	60,828	79,625	122,403	570,898

Operating expenses	637,549	1,633,737	1,165,730	2,287,979	14,387,089

Loss before other income	(580,981)	(1,633,737)	(1,109,162)	(2,287,979)	(14,330,521)

Other income

Interest income	246,715	155,630	499,398	283,783	1,618,694

Net loss	(334,266)	(1,478,107)	(609,764)	(2,004,196)	(12,711,827)

Other Comprehensive (Loss) Income

Foreign currency translation adjustment	(8,445)	49,955	(28,950)	49,955	6,134

Comprehensive loss	$(342,711)	$(1,428,152)	$(638,714)	$(1,954,241)	$(12,705,693)

Basic and diluted loss per share	$(0.01)	$(0.03)	$(0.02)	$(0.05)

Weighted average number of common shares outstanding	42,265,000	41,796,000	42,227,000	39,778,000

The accompanying notes are an integral part of these interim consolidated statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	January 1, 2004 (Date of Inception of Exploration Stage) To June 30, 2007

Cash provided by (used in):

Operating Activities:
Net loss from operations	$(609,764)	$(2,004,196)	$(12,711,827)

Non-cash items:

Impairment of oil and gas properties	—	—	2,272,162
Interest expense relating to accretion of convertible debt	—	323,060	4,608,317
Interest expense paid by issue of common stock	261,625	261,626	1,340,510
Depreciation	108,320	96,945	370,977
Stock-based compensation	399,606	822,978	2,728,081

Changes in non-cash operating assets and liabilities:

Accounts receivable	(32,595)	—	(41,571)
Prepaid expenses and other	(15,091)	(71,572)	(51,595)
Accounts payable and accrued liabilities	(309,605)	(51,161)	(186,729)

	(197,504)	(622,320)	(1,671,675)

Investing Activities:
Net assets acquired of Frontier Explorations Ltd.	—	—	(475)
Restricted cash	(4,694)	—	(978,761)
Proceeds from sale of oil and gas interest	200,000	—	200,000
Purchase of property and equipment	(14,298)	(24,776)	(73,044)
Oil and gas property acquisition and exploration, net	(685,791)	(2,213,415)	(13,081,931)

	(504,783)	(2,238,191)	(13,934,211)

Financing Activities:
Issuance of common stock, net of issuance costs	—	15,874,636	29,804,870
Proceeds from convertible notes	—	—	8,502,000

	—	15,874,636	38,306,870

Effect of exchange rate changes on cash	(28,950)	49,955	6,134

Increase (decrease) in cash and cash equivalents	(731,237)	13,064,080	22,707,118

Cash and cash equivalents, beginning	23,438,355	18,082,596	—

Cash and cash equivalents, ending	$22,707,118	$31,146,676	$22,707,118

Non-cash financing and investing activities:
Interest capitalized to oil and gas properties	$446,002	$—	$721,813
Issue of common stock for interest expense	$261,625	$261,626	$1,340,510
Issue of common shares for oil and gas properties	$—	$—	$450,000
Issue of convertible debenture, net of discount	$—	$—	$400,000
Debt assumed by previous management	$—	$—	$19,846

Supplementary disclosure:
Interest paid	$322	$—	$1,505
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these interim consolidated statements

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Basis of Presentation

The unaudited interim consolidated financial statements have been prepared by Eden Energy Corp. (the “Company”) in accordance with generally accepted accounting principles in the United States for interim financial information and conforms with instructions to Form 10-QSB of Regulation S-B and reflects all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for fair presentation of the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 2007. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted. These unaudited interim consolidated financial statements and notes included herein should be read in conjunction with the Company’s audited consolidated financial statements and notes for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-KSB. The accounting principles applied in the preparation of these interim consolidated financial statements are consistent with those applied for the year ended December 31, 2006 with the addition of the policy disclosed in Note 3.

2.	Nature and Continuance of Operations

The Company is primarily involved in oil and gas exploration activities in Alberta, Canada, and Colorado and Nevada, USA. Under the terms of its Participation Agreements, the Company has committed to fund ongoing leasehold and applicable exploration expenses required to take the prospects to drillable stages, currently estimated at net $321,000 over the next 12 months. Due to seasonal and other considerations the drilling budget for next twelve month period has been re-estimated to net $10,300,000.

The Company’s interim consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles in the United States which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. The Company is in the exploration stage of its resource business and has experienced negative cash flows from operations to date and has accumulated losses of $12,711,827 since inception of the exploration stage. To date the Company has funded operations through the issuance of capital stock and debt. Management’s plan is to continue raising additional funds through future equity or debt financings as needed until it achieves profitable operations from its oil and gas activities. The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its exploration and development commitments and to fund ongoing losses if, as and when needed, and ultimately on generating profitable operations.

3.	Significant Accounting Policy

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period of which revenue is earned.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Oil and Gas Properties

The following of the Company’s oil and gas properties are located in the United States and Canada and are unproven. These costs incurred are excluded from depletion and amortization as follows:

	June 30, 2007	December 31, 2006
Acquisition costs
Canada	$ -	$ -
United States	4,319,858	4,274,485
Less: cumulative impairment	(726,428)	(726,428)

	3,593,430	3,548,057
Exploration costs
Canada	2,057,000	1,462,241
Less: cumulative impairment	(1,462,241)	(1,462,241)
United States	8,870,480	8,352,039
Less: cumulative impairment	(83,493)	(83,493)

	9,381,746	8,268,546

Total	$ 12,975,176	$ 11,816,603

Noah Project - Nevada

The Company entered into an Assignment Agreement with Fort Scott Energy Corp (“Fort Scott”) dated August 5, 2004, in which the Company acquired Fort Scott’s interest in a Participation Agreement dated April 26, 2004 with Cedar Strat Corporation (“Cedar Strat”). The Participation Agreement provided for the acquisition and development of certain petroleum and natural gas rights and leases in an area of mutual interest in eastern Nevada, consisting of approximately 211,000 gross acres, known as the Noah Project.

The Assignment Agreement provides for Fort Scott to retain a 2% over-riding royalty in the area of mutual interest and for each 10 million barrels of proven reserves on the lands underlying the leases, the Company is committed to issue 1,000,000 shares of common stock to Fort Scott, up to a maximum of 10,000,000 shares of common stock.

Upon the fulfillment of the obligations set out in the Participation Agreement, the Company will earn an 80.5% net revenue interest in the lands underlying the leases, and Cedar Strat will be vested with a 5% over-riding royalty interest. Cedar Strat also retains a 5% back in working interest which may be adjusted upwards to as much as a 12.5% back in working interest should the Company elect not to proceed with the drilling election pursuant to the terms of the Participation Agreement.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)

On March 1, 2007, the Company entered into a Letter Agreement with Cedar Strat whereby the future development plan of the Noah project was confirmed and approximately 21,000 acres of peripheral leases were transferred to Cedar Strat.

Effective March 29, 2007, the Company entered into an Amendment to the Participation Agreement with Cedar Strat for this prospect. Under the terms of the Amendment, the acreage block at Noah has been divided into four Prospect Areas with each Prospect Area encompassing approximately 50,000 acres of leases. The Prospect Areas are designated Prospect Area 1 to 4 sequentially from north to south. The Amendment calls for the prospect areas to be worked sequentially from North to South by the Company either by; 1) electing to drill an initial test well within the designated Prospect Area, 2) electing to drill a subsequent well or wells within the designated Prospect Area or, 3) electing to shoot a seismic program of no less than twenty-five linear miles in the next sequential untested Prospect Area. As agreed to, the Company will initiate the sequential work by drilling an Initial Test Well in Prospect Area 1 to a depth of approximately 7,000 to 9,000 feet by no later than November 30, 2008.

Under the terms of the Amendment, drilling or seismic operations shall begin within each specified Prospect Area no later than 12 months following the required election date (as follows) unless extended by both parties acting reasonably. The Company shall have ninety (90) days from release of either the drilling rig or completion rig, whichever is later, of the Initial Test Well in the designated Prospect Area, to elect to either drill a Subsequent Well(s) in the Prospect Area or shoot a Seismic Program in the next untested Prospect Area. The Company shall have 180 days from the release of the seismic crew to elect to drill an Initial Test Well in the newly designated Prospect Area or elect to shoot a Seismic Program in the next untested Prospect Area.

Under the terms of the Amendment, if the Company drills an Initial Test Well or Subsequent Well(s) to the base of the sub-thrust Devonian Formation or 17,000 feet, whichever is shallower, the Company will retain all rights, title and interest in all leases and lands within that particular Prospect Area. In each Prospect Area that the Company drills an Initial Test Well or Subsequent Well(s) to a depth shallower than the base of the sub-thrust Devonian or 17,000 feet, ,the Company shall retain all rights, title and interest in all leases and lands within the Prospect Area, to a depth of 1,000 feet below the base of the deepest Formation penetrated If in this case, the Company elects not to drill a Subsequent Well, then the Company will offer all deeper rights in the leases within the Prospect Area to Cedar Strat and Cedar Strat shall have 90 days from receipt of such notice in which to exercise this option. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Should the Company elect not to drill an Initial Test Well in Prospect Areas 2, 3, or 4, then the Company shall, at Cedar Strat’s option, relinquish and assign to Cedar Strat, all right, title and interest in all leases and lands subject to the Participation Agreement lying within the specific Prospect Area, within 90 days after receiving written notice from Cedar Strat of its intent to exercise its option. Cedar Strat’s right to exercise its option shall also be for a 90 day period after receiving written notice from the Company of its election not to drill the Prospect Area. Failure of Cedar Strat to exercise its option within such 90 day period shall be deemed as a waiver of its option right.

Rental payments on the initial acreage and any subsequently acquired acreage will be maintained by the Company during this development period, except on any acreage which Cedar Strat may elect to acquire pursuant to the exercise of its options.

Effective March 29, 2007, the Company entered into a Farm Out Agreement with Midland Texas based Fasken Nevada - 1, LLC and Fasken Oil and Ranch LP, privately held companies (the “Partner”) for the drilling of the Noah prospect as defined in the Amendment to the Participation Agreement with Cedar Strat. The Partner will pay 2/3rd’s of the cost to drill, test and complete the first well in the first Prospect Block and the Company will pay 1/3rd. The Partner will act as operator. Upon drilling and completing the first well in Prospect Area 1 the Partner will be assigned a 50% interest in the Company’s leases in Prospect Area 1 as provided for in the Amendment to the Participation Agreement with Cedar Strat.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)

Provided the Partner has met its obligations in Prospect Area 1, it shall have the option to proceed to develop Prospect Area 2. If it elects to proceed with developing Prospect Area 2, the Partner shall pay a prospect recovery fee of $2,000,000 to the Company for costs incurred on Prospect Area 1 and shall have the right to earn a 50% interest in the Prospect Area by paying 2/3rd’s of any seismic programs and the drilling and completing to casing point of a second well. Thereafter, the Partner shall continue to have the right to earn in subsequent Prospect Areas under the same terms but with no further prospect recovery fees.

The first well has been staked and is expected to be drilled to a total depth of between 7,000 and 9,000 feet, for an estimated net cost to the Company of $1,340,000. The Partner has commenced field work required for well permitting and expects to drill the well before December 31, 2007. On July 9, 2007 the Partner received approval on the required Federal and State permits to drill the well. On July 10, 2007 the Company was advised by the Partner that they received approval from the BLM in Ely for the gravel pit(s) for commencement of road and location construction. Because of the uncertainties in completing lease and road construction and accessing drilling rigs the Partner has not yet been able to provide a firm spud date.

Cherry Creek Project - Nevada

On October 21, 2005, the Company entered into a separate Letter Agreement with Cedar Strat for the exploration and development of petroleum and natural gas rights and leases in an area of mutual interest (AMI) in northeastern Nevada, known as the Cherry Creek project. The Company paid Cedar Strat $216,000 for exploration expenses, which included gravity and field mapping.

Effective January 24, 2006, the Company entered into a formal Joint Participation Agreement with Cedar Strat for the Cherry Creek project. Pursuant to the Joint Participation Agreement, the Company agreed to participate in Cedar Strat’s Cherry Creek project and pay Cedar Strat a $750,000 prospect fee. The Company also agreed to accept responsibility for acquiring and funding BLM leases and private fee leases, if applicable, in order to facilitate the exploration efforts. The Company assumed the obligation to pay the annual rental on such leases.

On March 14, 2006, the Company acquired approximately 76,459 gross acres of oil and gas lease lands at auction in northeastern Nevada, which were subsequently reduced to approximately 69,982 gross acres. On September 30, 2006, the Company gave notice to surrender the low priority leases to Cedar Strat and retained approximately 18,500 gross acres of premium prospective leases. On December 12, 2006, the Company acquired approximately 2,500 additional gross acres of oil and gas leases at auction. On March 1, 2007, the Company entered into a Letter Agreement with Cedar Strat whereby approximately 2,500 acres of peripheral Cherry Creek acreage were transferred to Cedar Strat. At the present time, further evaluation of the geological and other data is required prior to making additional exploration decisions in this area.

Big Sand Spring Valley Project – Nevada - (Divested November 16, 2006)

On June 14, 2005, the Company entered into a separate agreement with Cedar Strat which was formalized into a final Participation Agreement on November 1, 2005. The Participation Agreement entitled the Company to acquire and develop petroleum and natural gas rights and leases in an area of mutual interest. On November 1, 2005, the Company entered into a Participation Agreement with Merganser Limited (subsequently Eternal Energy Corp.) (“Eternal”) for the joint development of this project, and on November 8, 2005, received Eternal’s portion of project costs of US$667,000.

Pursuant to a Letter Agreement dated November 1, 2006, between Cedar Strat, Eternal and the Company, and formalized by an agreement dated November 16, 2006, Eternal acquired 100% of the Company’s interest in the Big Sand Spring Valley Project in consideration for a final payment of $200,000 (received on January 9, 2007) and a release from any further obligations under the November 1, 2005 Participation Agreement.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)

Chinchaga Project - Alberta

On March 13, 2006, the Company entered into a farm-in arrangement with Suncor Energy Inc. (“Suncor”) of Calgary, Alberta. The arrangement provided for the Company to participate, with a 50% working interest and with other minor partners, in the cost to drill an exploratory well on approximately 18,000 gross acres of leases owned by Suncor, while retaining options to drill a second well to earn additional acreage. Suncor retains a 12.5% gross overriding royalty on the lands which are known as the Chinchaga area.

By drilling the first well which was plugged and abandoned on January 22, 2007, the Company earned a 50% working interest in approximately 7,000 gross acres. The Company and its partners elected not to drill the Option Well or acquire the Block 1 – Option Lands, nor purchase the additional Block 2 Option Lands that were available. The joint venture partners acquired an additional 1,279 gross acres at a February 8, 2007 land sale of which the Company holds a 55.56% working interest, due to one partner declining to participate in the land acquisition. Currently, the Company and its partners are evaluating the Farmout Lands earned from the first well and the recently acquired lands in Chinchaga before making any further exploration decisions.

On February 14, 2007, the Company entered into a separate farm-in arrangement with Suncor. Under the terms of this arrangement, the Company participated with a 10% working interest, in the drilling of an exploratory well and earned a 10% working interest in approximately 9,600 gross acres. Suncor retains a 12.5% gross overriding royalty on these lands. The Company acquired a 10% interest in an additional 5,120 gross acres of offsetting lands at an approximate gross cost of $600,000 to the joint venture partnership. These lands are subject to a 7.5% overriding royalty to Suncor. The Company also earned a first right of refusal to equalize to its proportionate share in another 5,760 gross acres held by Suncor. The well spud on February 10, 2007 and reached final depth of 8,415 feet. On March 19, 2007, the Company and its partners reported the well was dry and was to be abandoned. Currently, further evaluation of these lands is required by the partners before additional exploration decisions can be made.

Ant Hill Unit Drilling and Development Project – Colorado

Effective September 1, 2006, the Company entered into a farm-in agreement with Starlight Oil and Gas LLC and Starlight Corporation (“Starlight”) to undertake a development drilling program located in western Colorado. Under the terms of the agreement, the Company has paid Starlight a prospect fee of $900,000. Starlight will participate for a 10% working interest and the Company will have a 75% working interest in the prospective lands. Starlight will retain a 7.5% gross overriding royalty on the lands.

The Ant Hill Unit is a 20,000 acre federal exploratory unit currently operated by EnCana Oil and Gas (USA) (“EnCana”). Under a Drilling and Development Agreement executed between Starlight and EnCana on May 5, 2006, and which the Company became a party to, the Company and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current Participating Areas (PA’s) commencing in the fall of 2006. The wells will be drilled on 160 acre drilling blocks typically encompassing standard governmental quarter sections. By drilling and completing these wells, the existing federal exploratory unit will remain in effect for several more years. The Company and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40-acre drill site quarter/quarter section. For each well drilled, the Company and Starlight will also earn a 100% interest in a diagonal 40-acre tract, located in the same 160-acre quarter section. EnCana retains its 100% interest in the two remaining offset locations in each 160 acre drilling block.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)

After the initial four locations are drilled, the Company and Starlight may elect to develop additional 160-acre drilling blocks on any acreage outside the existing PA’s under the same terms. There are 34 potential 160-acre drilling blocks outside of the existing PA’s that have not been developed, resulting in 68 potential drilling locations on what is effectively 40-acre spacing. There is also the potential to develop the field on 20-acre spacing which would provide for another 68 drilling locations. In December 2006, the first two wells were tied in and completed. The Company is planning to re-enter the first of these two wells, shut off the water and perforate and frac an additional uphole zone. With the second well the Company is planning to re-enter the well and add additional pay with a two-stage fracture treatment. To date the Company has received approximately $15,200 from gas sales for the months of March, April, and May 2007, which represents gas production prior to the wells being recompleted. The Company has also accrued approximately $40,000 in gas sales for prior periods which it expects to collect in the subsequent period.

5.	Related Party Transactions
(a)

The Company entered into a management agreement dated September 1, 2004, as amended May 1, 2006, February 1, 2006, and December 21, 2006 (effective January 1, 2007), with a private company wholly-owned by the President of the Company. Under the terms of the amended agreement, the Company agreed to pay a fee of $16,500 per month. During the six-month period ended June 30, 2007, management fees of $99,000 (2006 - $45,000) were incurred.

(b)

The Company entered into a management agreement dated May 1, 2005, as amended February 1, 2006 and December 21, 2006 (effective January 1, 2007) with a director and officer of the Company. Under the terms of the agreement, the Company agreed to pay $11,000 per month. During the six-month period ended June 30, 2007, management fees of $66,000 (2006 - $31,000) were incurred.

(c)

The Company entered into a management agreement dated May 1, 2006, as amended December 21, 2006 (effective January 1, 2007) with a private company wholly-owned by an officer of the Company. Under the terms of the agreement, the Company agreed to pay $11,000 per month. During the six-month period ended June 30, 2007, management fees of $66,000 (2006 – $nil) were incurred.

(d)

During the six-month period ended June 30, 2007, the Company recorded $399,606 of stock-based compensation as follows: $313,580 as management fees; $73,910 as consulting fees; and $12,116 as payroll expenses.

6.	Commitments

The Company entered into a consulting agreement dated February 1, 2006, as amended December 1, 2006, with an individual to provide certain investor relations services. Under the terms of the amended agreement, the Company agreed to pay $2,500 per month until such time as the contract is terminated.

Under the terms of its Participation Agreements with Cedar Strat the Company must pay approximately net $313,000 in lease renewal fees over the next twelve months.

The Company has committed to drill an initial test well as the part of the Noah project no later than November 30, 2008 at an estimated net cost of $1,340,000.

Under a Drilling and Development Agreement executed between Starlight and EnCana on May 5, 2006, which the Company became a party to, the Company and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current PA’s commencing in the fall of 2006. The Company and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40 acre drill site quarter/quarter section. The first two wells have been drilled and tied in. The second two wells are planned for and must be drilled by the end of 2007, with an estimated cost per well of net $1,750,000.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

7.	Convertible Notes

On August 25, 2005, the Company issued Convertible Promissory Notes (the “Notes”) to certain institutional investors with a principal amount of $9,075,000, and 907,500 Series “A” detachable share purchase warrants. The Notes bear interest at 6% per annum, mature on August 25, 2008, and may be converted into 1,815,000 shares of common stock on the basis of one share of common stock for every $5 in value of Notes (the “Conversion Price”). Each warrant is exercisable into one share of common stock at an exercise price of $6 per share (the “Exercise Price”) until August 25, 2008. The Company paid cash placement fees of $544,500, offering costs of $28,500 and issued 72,600 Broker Warrants. Each Broker Warrant is exercisable into one share of common stock at an exercise price of $6 per share until August 28, 2008. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended. The Company filed a Registration Statement with the Securities and Exchange Commission that was declared effective on November 10, 2005, to register the resale of shares of the Company's common stock issuable upon conversion of the Notes and exercise of the warrants.

The Conversion Price and the Exercise Price are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents, by way of private placements, at a price per share less than the Conversion Price or Exercise Price. Accordingly, upon the completion of the financing on February 24, 2006, the Conversion Price was reduced from $5.00 to $4.32, and the Exercise Price was reduced from $6.00 to $5.04.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $3,854,490 as additional paid in capital as the debt was issued with an intrinsic value conversion feature. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $2,039,490 as additional paid in capital. The Company will record further interest expense over the term of the Convertible Debentures of $2,039,490 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended December 31, 2005, a debenture with a principal amount of $450,000 was converted into 90,000 shares of common stock. The unamortized balance of the related embedded equity elements of $92,704 was charged to interest expense in 2005. The carrying value of the Convertible Debentures is being accreted to the face value of $8,625,000 at maturity. On June 1, 2007, the Company issued 242,245 shares of common stock in lieu of cash interest payments with a value of $261,625. At June 30, 2007, accrued interest of $41,116 is included in accrued liabilities. Interest expense of $323,060 has been accreted during the period increasing the carrying value of the Convertible Debentures to $7,871,194. Interest expense of $446,002 was capitalized to the Ant Hill Unit property during the six-month period ended June 30, 2007.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

8.	Capital Stock

During the six-month period ended June 30, 2007, the Company issued 242,245 shares of common stock in lieu of cash interest payments to convertible note holders.

During the six-month period ended June 30, 2006, the Company issued the following:

(a)	On February 6, 2006, the Company issued 57,500 shares of common stock upon the exercise of 57,500 share purchase warrants at $2.00 per share for proceeds of $115,000.
(b)	On February 17, 2006, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options at $1.00 per share for proceeds of $50,000.
(c)

On February 24, 2006, the Company closed a private placement of 7,366,520 units at $2.25 per unit resulting in gross proceeds of $16,574,670. Each unit consisted of one common share and two share purchase warrants. Each warrant entitles the holder to purchase one additional common share at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009. The $5.25 Warrant is only exercisable if the $3.25 Warrant has been exercised. After a registration statement qualifying the resale of the common shares has been filed with the SEC and declared effective, the Company has the right to advance the exercise date of the Warrants if the closing price of its shares averages at or above $4.00 or $6.25 for the corresponding Warrants for a period of twenty consecutive trading days. The Company paid a cash placement fee of up to 6% of the gross proceeds of the offering for agent services in the transaction and issued 4% of the gross proceeds raised from the offering in the form of agent’s warrants which have the same terms and conditions as the investors’ warrants.

(d)	On March 8, 2006, the Company issued 100,000 shares of common stock upon the exercise of 100,000 stock options at $0.50 per share for proceeds of $50,000.
(e)	On March 9, 2006, the Company issued 50,000 shares of common stock upon the exercise of 50,000 stock options at $1.00 per share for proceeds of $50,000.
(f)	On June 1, 2006, the Company issued 113,259 shares of common stock in settlement of accrued interest on convertible debentures of $261,626.

Stock Option Plan

Effective May 1, 2005, the Company amended its stock option plan (the “Amended 2004 Stock Option Plan”) to issue up to 3,000,000 shares of common stock. The plan allows for the granting of share purchase options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company.

During the six month period ended June 30, 2007:

The Company granted the stock options to a director to acquire up to 100,000 shares of common stock exercisable at $1.13 per share on or before June 11, 2012. One-third of the options vest on October 11, 2007, one-third vest on February 11, 2008 and the final one-third vest on June 11, 2008. The closing market price of the stock on the grant date was $1.09 per share. The fair value for options granted was estimated at the date of grant to be $61,476 using the Black-Scholes option-pricing model assuming an expected life of 2.5 years, a risk-free rate of 4.87% and an expected volatility of 94%. The fair value of these stock options granted was $0.61 per share. During the six-month period ended June 30, 2007, the Company recorded stock-based compensation of $3,200 as management fees.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

8.	Capital Stock (continued)

During the six month period ended June 30, 2006:

a) The Company granted the stock options to directors and consultants to acquire up to 772,000 shares of common stock exercisable at $2.50 per share on or before February 28, 2011. One-third of the options vest on April 1, 2006, one-third vest on August 1, 2006 and the final one-third vest on December 1, 2006. The closing market price of the stock on the grant date was $2.50 per share. The fair value for options granted was estimated at the date of grant to be $1,739,934 using the Black-Scholes option-pricing model assuming an expected life of 2.5 years, a risk-free rate of 4.55% and an expected volatility of 205.47%. The fair value of these stock options granted was $2.25 per share. During the six-month period ended June 30, 2006, the Company recorded stock-based compensation of $500,845 as management fees and $272,459 as consulting expense.

b) The Company granted the stock options to directors and consultants to acquire up to 150,000 shares of common stock exercisable at $2.50 per share on or before May 1, 2011. One-third of the options vest on August 1, 2006, one-third vest on November 1, 2006 and the final one-third vest on December 31, 2006. The closing market price of the stock on the grant date was $2.76 per share. The fair value for options granted was estimated at the date of grant to be $198,687 using the Black-Scholes option-pricing model assuming an expected life of 1 year, a risk-free rate of 5.10% and an expected volatility of 116%. The fair value of these stock options granted was $1.32 per share. During the six-month period ended June 30, 2006, the Company recorded stock-based compensation of $49,673 as consulting fees.

A summary of the Company’s stock option activity is as follows:

	Six months ended June 30, 2007		Weighted Average
	Number of Options	Weighted Average Exercise Price	Remaining Contractual Life	Aggregate Intrinsic Value

Outstanding, December 31, 2006	2,424,000	$ 1.98

Granted	100,000	1.13

Cancelled / Forfeited	—	—

Exercised	—	—

Outstanding, June 30, 2007	2,524,000	$ 1.95	3.66	$ 140,000

Exercisable, June 30, 2007	1,896,000	$ 2.03	3.37	$ 140,000

A summary of the status of the Company’s unvested shares as of June 30, 2007, and changes during the six-month period ended June 30, 2007, is presented below:

Unvested shares	Number of Shares	Weighted-Average Grant-Date Fair Value

Unvested at January 1, 2007	792,000	$ 1.00
Granted	100,000	0.62
Vested	(264,000)	1.00

Unvested at June 30, 2007	628,000	$ 0.94

As at June 30, 2007, there was $388,613 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Amended 2004 Stock Option Plan. That cost is expected to be recognized over a weighted-average period of 0.55 years.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

8.	Capital Stock (continued)

Share Purchase Warrants

The following table summarizes the continuity of the Company’s warrants:

	Number of Shares	Weighted Average Exercise Price

Balance, December 31, 2006	16,436,176	$ 4.30
Issued	—	—
Exercised	—	—

Balance, June 30, 2007	16,436,176	$ 4.30

At June 30, 2007, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

980,100	$ 5.04	August 28, 2008
7,728,038	$ 3.25	February 16, 2009
7,728,038	$ 5.25	February 16, 2009

9.	Restricted Cash

The Company has secured $978,761 towards a Letter of Credit payable as to $96,361 to HSBC Bank Canada as security for corporate credit cards and $882,400 to Starlight Oil & Gas LLC as security for drilling commitments.

10.	Subsequent Event

On July 6, 2007 the Company agreed to enter into a five-year office lease commencing September 1, 2007 at a gross cost of approximately $24,000 per month. The Company is permitted to sublease to multiple tenants and currently plans four or five sublease tenants which will reduce the total rentable area and associated costs by approximately 60%.

On September 7, 2007 the Company entered into formal Agreement with Starlight Oil & Gas LLC and Starlight Operating Company, Inc. (Starlight) whereby Starlight shall assign to Eden all of its rights, title, and interests in both the Ant Hill Drilling and Development Agreement with EnCana and the related Participation Agreement with Eden.

EDEN ENERGY CORP.

(An Exploration Stage Company)

Consolidated Financial Statements

December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Eden Energy Corp.

We have audited the accompanying consolidated balance sheets of Eden Energy Corp. (an exploration stage company) as of December 31, 2006 and 2005 and the consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended and the period from January 1, 2004 (date of inception of exploration stage) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows and the changes in stockholders’ equity (deficiency) for the years then ended and the period from January 1, 2004 (date of inception of exploration stage) to December 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 21, 2007

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
Assets

Current Assets

Cash and cash equivalents	$23,438,355	$18,082,596
Accounts receivable (Note 4(b))	208,976	—
Prepaid expenses	36,504	2,200
Current portion of deferred financing costs	191,004	191,004

Total Current Assets	23,874,839	18,275,800

Oil and gas properties, unproven (Note 4)	11,816,603	5,155,264
Restricted cash (Note 9)	974,067	—
Property and equipment, net of depreciation	50,762	5,569
Deferred financing costs, net of amortization	127,324	318,328

Total Assets	$36,843,595	$23,754,961

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable and accrued liabilities	$262,471	$414,507

Total Current Liabilities	262,471	414,507

Convertible Notes, less unaccreted discount of $1,076,866 (2005 - $1,722,985) (Note 7)	7,548,134	6,902,015

Total Liabilities	7,810,605	7,316,522

Contingencies and Commitments (Notes 1, 4, 6 and 7)

Stockholders’ Equity

Preferred Stock:
10,000,000 preferred shares authorized, $0.001 par value None issued	—	—

Common Stock: (Note 8)
100,000,000 shares authorized, $0.001 par value
42,188,195 (December 31, 2005 – 34,135,677) shares issued and outstanding	42,188	34,136

Additional paid-in capital	41,612,921	22,843,973

Accumulated other comprehensive income	35,084	—

Deficit accumulated prior to the exploration stage	(555,139)	(555,139)

Deficit accumulated during the exploration stage	(12,102,064)	(5,884,531)

Total Stockholders’ Equity	29,032,990	16,438,439

Total Liabilities and Stockholders’ Equity	$36,843,595	$23,754,961

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statements of Operations

	Year Ended December 31, 2006	Year Ended December 31, 2005	January 1, 2004 (Date of Inception of Exploration Stage) To December 31, 2006

Expenses

Consulting
- cash	$84,000	$457,976	$635,030
- stock-based compensation (Note 8)	625,351	—	625,351
Depreciation and amortization	198,350	64,307	262,657
General and administrative
- cash	699,533	400,852	1,129,809
- stock-based compensation	2,019	—	2,019
Impairment loss on oil and gas properties	2,272,162	—	2,272,162
Interest expense (Note 7)	1,274,924	4,468,945	5,772,234
Management fees
- cash (Note 5)	371,000	172,000	566,000
- stock-based compensation (Note 8)	1,377,324	—	1,464,824
Professional fees	196,655	227,375	491,273

Loss before other income	(7,101,318)	(5,791,455)	(13,221,359)

Interest income	883,785	229,048	1,119,295

Net loss	(6,217,533)	(5,562,407)	(12,102,064)

Other Comprehensive Income

Foreign currency translation adjustment	35,084	—	35,084

Comprehensive loss	$(6,182,449)	$(5,562,407)	$(12,066,980)

Basic and diluted loss per share	$(0.15)	$(0.19)

Weighted average number of common shares outstanding	40,916,000	29,264,000

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

	Year Ended December 31, 2006	Year Ended December 31, 2005	January 1, 2004 (Date of Inception of Exploration Stage) To December 31, 2006

Cash flows used in Operating Activities:
Net loss from operations	$(6,217,533)	$(5,562,407)	$(12,102,064)

Non-cash items:

Impairment of oil and gas property	2,272,162	—	2,272,162
Interest expense relating to accretion of convertible debt	370,308	4,221,342	4,608,317
Interest expense paid by issue of common stock	897,671	181,214	1,078,885
Depreciation and amortization	198,350	64,307	262,657
Stock-based compensation	2,004,694	140,141	2,328,475

Changes in non-cash operating assets and liabilities:

Accounts receivable	(8,976)	—	(8,976)
Prepaid expenses and other	(34,304)	4,614	(36,504)
Accounts payable and accrued liabilities	(331,977)	414,295	122,877

Net cash used in operating activities	(849,605)	(536,494)	(1,474,171)

Cash flows used in Investing Activities:
Net assets acquired of Frontier Explorations Ltd.	—	—	(475)
Restricted cash	(974,067)	—	(974,067)
Purchase of property and equipment	(52,538)	(6,208)	(58,746)
Oil and gas property acquisition and exploration, net	(8,677,751)	(3,034,680)	(12,396,140)

Net cash used in investing activities	(9,704,356)	(3,040,888)	(13,429,428)

Cash flows from Financing Activities:
Proceeds from convertible notes	—	8,502,000	8,502,000
Issuance of common stock, net of issuance costs	15,874,636	10,825,234	29,804,870

Net cash provided by financing activities	15,874,636	19,327,234	38,306,870

Effect of exchange rate changes on cash	35,084	—	35,084

Increase in cash and cash equivalents	5,355,759	15,749,852	23,438,355

Cash and cash equivalents, beginning	18,082,596	2,332,744	—

Cash and cash equivalents, ending	$23,438,355	$18,082,596	$23,438,355

Non-cash financing and investing activities:
Issue of common stock for interest expense	$897,670	$181,214	$1,078,884
Issue of common shares for oil and gas properties	$—	$—	$450,000
Issue of convertible debenture, net of discount	$—	$—	$400,000
Debt assumed by previous management	$—	$—	$19,846

Supplementary disclosure:
Interest paid	$34	$1,149	$1,183
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statement of Stockholders’ Equity (Deficiency)

From January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2006

				Retained earnings (deficit)	Deficit
				accumulated	accumulated	Accumulated	Total
			Additional	prior to the	during the	Other	stockholders'
	Common stock		paid-in	exploration	exploration	Comprehensive	equity
	Shares	Amount	capital	stage	stage	Income	(deficiency)

Balance, December 31, 2003	17,145,868	$ 17,146	$ 525,808	$ (555,139)	$ -	$ -	$ (12,185)

November 1, 2004: Issued for acquisition of Oil and Gas Property	500,000	500	449,500	-	-	-	450,000

November 12, 2004: Issued for cash	6,190,000	6,190	3,088,810	-	-	-	3,095,000

November 24, 2004: Issued for cash	20,000	20	9,980	-	-	-	10,000

Stock-based compensation	-	-	169,740	-	-	-	169,740

Convertible debenture:
Intrinsic value	-	-	500,000	-	-	-	500,000
Discount interest rate	-	-	100,000	-	-	-	100,000

Debt assumed by previous management	-	-	19,846	-	-	-	19,846

Net loss for the year	-	-	-	-	(322,124)	-	(322,124)

Balance, December 31, 2004	23,855,868	23,856	4,863,684	(555,139)	(322,124)	-	4,010,277

April 5, 2005: Issued for cash	25,000	25	12,475	-	-	-	12,500

April 5, 2005: Issued for cash	3,840,068	3,840	5,348,340	-	-	-	5,352,180

April 29, 2005: Issued for cash	200,000	200	299,800	-	-	-	300,000

June 1, 2005: Issue for cash	30,000	30	14,970	-	-	-	15,000

July 6, 2005: Issue for cash	250,000	250	199,750	-	-	-	200,000

July 7, 2005: Issue for cash	75,000	75	37,425	-	-	-	37,500

July 11, 2005: Issued for cash	390,000	390	779,610	-	-	-	780,000

July 15 2005: Conversion of convertible debt (Note 7)	2,131,944	2,132	530,854	-	-	-	532,986

July 19, 2005: Issued for cash	20,000	20	39,980	-	-	-	40,000

July 20, 2005: Issued for cash	165,000	165	329,835	-	-	-	330,000

July 22, 2005: Issued for cash	58,334	58	116,610	-	-	-	116,668

July 28, 2005: Issued for cash	12,500	13	24,987	-	-	-	25,000

August 4, 2005: Issued for cash	110,000	110	219,890	-	-	-	220,000

August 9, 2005: Issued for cash	30,000	30	59,970	-	-	-	60,000

August 10, 2005: Issued for cash	900,000	900	1,799,100	-	-	-	1,800,000

Subtotal	32,093,714	$ 32,094	$ 14,677,280	$ (555,139)	$ (322,124)	$ -	$ 13,832,111

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statement of Stockholders’ Equity (Deficiency)

From January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2006

				Retained earnings (deficit)	Deficit
				accumulated	accumulated	Accumulated	Total
			Additional	prior to the	during the	Other	stockholders'
	Common stock		paid-in	exploration	exploration	Comprehensive	equity
	Shares	Amount	Capital	stage	stage	Income	(deficiency)

Carry forward	32,093,714	$ 32,094	$ 14,677,280	$ (555,139)	$ (322,124)	$ -	$ 13,832,111

August 11, 2005: Issued for cash	50,000	50	124,950	-	-	-	125,000

August 16, 2005: Issued for cash	75,000	75	149,925	-	-	-	150,000

August 19, 2005: Issued for cash	116,700	117	233,283	-	-	-	233,400

August 25, 2005: Issued for cash	50,000	50	49,950	-	-	-	50,000

September 2, 2005: Issued for cash	35,000	35	69,965	-	-	-	70,000

September 8, 2005: Issued for cash	20,000	20	39,980	-	-	-	40,000

September 14, 2005: Issued for cash	100,000	100	49,900	-	-	-	50,000

September 15, 2005: Issued for cash	200,000	200	149,800	-	-	-	150,000

September 27, 2005: Issued for cash	1,065,972	1,066	531,920	-	-	-	532,986

October 12, 2005: Issued for cash	150,000	150	74,850	-	-	-	75,000

October 18, 2005: Issued for cash	12,500	13	24,987	-	-	-	25,000

October 25, 2005: Issued for cash	17,500	17	34,983	-	-	-	35,000

November 28, 2005: Conversion of convertible debt (Note 7)	90,000	90	449,910	-	-	-	450,000

December 1, 2005: Issued for interest on convertible debt (Note 7)	59,291	59	148,169	-	-	-	148,228

Convertible debenture:
Intrinsic value	-	-	3,854,490	-	-	-	3,854,490
Discount interest rate	-	-	2,039,490	-	-	-	2,039,490

Stock-based compensation	-	-	140,141	-	-	-	140,141

Net loss for the year	-	-	-	-	(5,562,407)	-	(5,562,407)

Balance, December 31, 2005	34,135,677	34,136	22,843,973	(555,139)	(5,884,531)	-	16,438,439

February 6, 2006: Issued for cash	57,500	57	114,943	-	-	-	115,000

February 17, 2006: Issued for cash	50,000	50	49,950	-	-	-	50,000

February 24, 2006: Issued for cash	7,366,520	7,367	15,602,268	-	-	-	15,609,635

March 8, 2006: Issued for cash	100,000	100	49,900	-	-	-	50,000

March 9, 2006: Issued for cash	50,000	50	49,950	-	-	-	50,000

June 1, 2006: Issued for interest on convertible debt (Note 7)	113,258	113	261,513	-	-	-	261,626

Subtotal	41,872,955	$ 41,873	$ 38,972,497	$ (555,139)	$ (5,884,531)	$ -	$ 32,574,700

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.

(An Exploration Stage Company)

Consolidated Statement of Stockholders’ Equity (Deficiency)

From January 1, 2004 (Date of Inception of Exploration Stage) to December 31, 2006

				Retained earnings (deficit)	Deficit
				accumulated	accumulated	Accumulated	Total
			Additional	prior to the	during the	Other	stockholders'
	Common stock		paid-in	exploration	exploration	Comprehensive	equity
	Shares	Amount	Capital	stage	stage	Income	(deficiency)

Carry forward	41,872,955	$ 41,873	$ 38,972,497	$ (555,139)	$ (5,884,531)	$ -	$ 32,574,700

July 31, 2006: Issued for penalty (Note 8(g))	165,774	166	372,819	-	-	-	372,985

December 1, 2006: Issued for interest on convertible debt (Note 7)	149,466	149	262,911	-	-	-	263,060

Stock-based compensation	-	-	2,004,694	-	-	-	2,004,694

Foreign currency translation adjustment	-	-	-	-	-	35,084	35,084

Net loss for the year	-	-	-	-	(6,217,533)	-	(6,217,533)

Balance, December 31, 2006	42,188,195	$ 42,188	$ 41,612,921	$ (555,139)	$ (12,102,064)	$ 35,084	$ 29,032,990

The accompanying notes are an integral part of these consolidated financial statements

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

1.	Nature and Continuance of Operations

The Company was organized on January 29, 1999 (inception) under the laws of the State of Nevada, United States of America as E-Com Technologies Corporation. On November 10, 2000, the Company became a fully registered issuer reporting with the Securities and Exchange Commission. On December 15, 2000, the Company began trading on the National Association of Securities Dealer – Over-the-Counter Bulletin Board. On August 6, 2004, the Company changed its name to Eden Energy Corp.

The Company, through its formerly wholly-owned Canadian subsidiary, E-Com Consultants (Canada) Corp., developed e-commerce solutions, web-based applications, performed Internet marketing and consulting services, and designed and hosted web sites. On December 31, 2003, the Company disposed of this subsidiary and as at December 31, 2003, was inactive other than seeking new business opportunities. Consequently, effective December 31, 2003, the Company became an exploration stage company.

The Company is primarily involved in oil and gas exploration activities in Alberta, Canada, and Colorado and Nevada, USA. Pursuant to an Agreement dated August 5, 2004, the Company acquired certain oil and gas interests located in Nevada, USA. On September 13, 2005, the Company entered into a second agreement and acquired further oil and gas interests located in Nevada, USA. On October 21, 2005, the Company entered into a separate Letter Agreement (formalized February 16, 2006) to acquire additional oil and gas interests located in Nevada, USA. On March 13, 2006, the Company entered into a farm-in arrangement with Suncor Energy Inc. of Calgary, Alberta. On September 1, 2006 the Company entered into a farm-in arrangement with Starlight Oil and Gas LLC and Starlight Corporation of Colorado, USA. Under the terms of its Participation Agreements, the Company has committed to fund ongoing leasehold and applicable exploration expenses required to take the prospects to drillable stages, currently estimated at net $481,500 over the next 12 months. Additionally, the Company has budgeted net $15,700,000 for drilling programs on its leases for fiscal 2007.

The Company’s consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles in the United States which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. The Company is in the exploration stage of its resource business and has experienced negative cash flows from operations to date and has accumulated losses of $12,102,064 since inception of the exploration stage. To date the Company has funded operations through the issuance of capital stock and debt. Management’s plan is to continue raising additional funds through future equity or debt financings as needed until it achieves profitable operations from its oil and gas activities. During the year ended December 31, 2006, the Company completed a financing by way of a private placement of 7,366,520 units for gross proceeds of $16,574,670. The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its exploration and development commitments and to fund ongoing losses if, as and when needed, and ultimately on generating profitable operations.

2.	Significant Accounting Policies

Basis of Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in United States dollars. The Company has not produced any revenues from its principal business and is an exploration stage company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. These financial statements include the accounts of the Company and its wholly owned subsidiaries, Frontier Exploration Ltd. (“Frontier”), Southern Frontier Explorations Ltd. (“Southern”), companies incorporated and based in the State of Nevada, Eden Energy (North) Ltd. (“Eden North”), a company incorporated and based in the Province of Alberta, Canada, and Eden Energy Colorado LLC (“Eden Colorado”), a company incorporated and based in the State of Colorado. All intercompany transactions and balances have been eliminated. The Company’s fiscal year-end is December 31.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

2.	Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to carrying values of oil and gas properties, stock-based compensation, convertible notes, the provision for income taxes and provision for asset retirement obligation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Foreign Currency Translation

The Company’s and its United States subsidiaries functional and reporting currency is the United States dollar. The functional currency of the Company’s Canadian subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, tangible and intangible development costs including direct internal costs are capitalized to the full cost pool. As of December 31, 2006, the Company has no properties with proven reserves. When the Company commences production from established proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects including capitalized interest, if any, are not depleted until proved reserves associated with the projects can be determined. If the future exploration of unproved properties are determined uneconomical the amount of such properties are added to the capitalized cost to be depleted. As of December 31, 2006, all of the Company's oil and gas properties were unproved and were excluded from depletion.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

2.	Significant Accounting Policies (continued)

The capitalized costs included in the full cost pool are subject to a "ceiling test", which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate, of the future net revenues from proved reserves, based on current economic and operating conditions plus the lower of cost and estimated net realizable value of unproven properties. As at December 31, 2006, the Company recognized an impairment on its oil and gas costs of $2,272,162 (2005 - $NIL).

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Property and Equipment

Property and equipment is recorded at cost of $58,746 (2005 - $6,208) less accumulated depreciation of $7,984 (2005 - $639). Depreciation is recorded on the straight-line basis over five years.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 143 “Accounting for Asset Retirement Obligations”. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. As at December 31, 2006, the Company has not recognized any amount for asset retirement obligations.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. Shares underlying these securities totaled approximately 18,860,000 as of December 31, 2006. Diluted loss per share figures are equal to those of basic loss per share for each period since the effects of convertible debt, stock options and wa rrants have been excluded as they are anti-dilutive.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents, restricted cash, accounts receivable, and accounts payable and accrued liabilities approximate fair value due to the relatively short maturity of these instruments. The Company has recorded the carrying value of Convertible Notes at the estimated fair value as described in Note 7. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of the federally insured amount of $100,000. To date, the Company has not incurred a loss relating to this concentration of credit risk.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

2.	Significant Accounting Policies (continued)

Other Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the year ended December 31, 2006, the only components of comprehensive loss were foreign currency translation adjustments. For the year ended December 31, 2005, the Company had no items that represented a comprehensive loss.

Income Taxes

The Company follows the liability method of accounting for income taxes as set forth in SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Comparative Figures

Certain of the comparative figures have been restated to conform to the current year’s presentation.

Debt Issue Costs

In accordance with the Accounting Principles Board Opinion 21“Interest on Receivables and Payables”, the Company recognizes debt issue costs on the balance sheet as deferred charges, and amortizes the balance over the term of the related debt. The Company follows the guidance in the EITF 95-13 “Classification of Debt Issue Costs in the Statement of Cash Flows” and classifies cash payments for debt issue costs as a financing activity. During the year ended December 31, 2006, the Company recognized amortization expense of $191,004 (2005 - $63,668).

Stock – Based Compensation

The Company has a stock-based compensation plan (Note 8), whereby stock options are granted in accordance with the policies of the stock option plan.

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company’s employee stock options was less than the market price of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified prospective transition method. Under that transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods have not been restated.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

2.	Significant Accounting Policies (continued)

The following table illustrates the effect on net loss per share as if the fair value method had been applied to all outstanding and vested awards in the prior year.

Year Ended December 31, 2005

Net loss, as reported	$ (5,562,407)

Add: Stock-based compensation expense included in reported net income, net of related tax effects	140,141

Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(1,227,908)

Pro forma net loss	$ (6,650,174)

Loss per share:

Basic and Diluted - as reported	$ (0.19)
Basic and Diluted - pro forma	$ (0.23)

3.	Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative a qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The adoption of this statement had no material effect on the Company's reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no material effect on the Company's reported financial position or results of operations.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

3.	Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

4.	Oil and Gas Properties

All of the Company’s oil and gas properties are located in the United States and Canada and are unproven. The total costs incurred and excluded from depletion and amortization are as follows:

	December 31, 2006	December 31, 2005
Acquisition costs
Canada	$-	$-
United States	4,274,485	2,296,339
Less: impairment	(726,428)	-

	3,548,057	2,296,339
Exploration costs
Canada	1,462,241	-
Less: impairment	(1,462,241)	-
United States	8,352,039	2,858,925
Less: impairment	(83,493)	-

	8,268,546	2,858,925

Total	$11,816,603	$5,155,264

(a)

The Company entered into an Assignment Agreement with Fort Scott Energy Corp. (“Fort Scott”) dated August 5, 2004, in which the Company acquired Fort Scott’s interest in a Participation Agreement dated April 26, 2004 with Cedar Strat Corporation (“Cedar Strat”).

The Participation Agreement provided for the acquisition of certain oil and gas leases and rights located in eastern Nevada, USA, held by Frontier, which at the time was a wholly-owned subsidiary of Fort Scott. Pursuant to the terms of the Assignment Agreement, the Company acquired Fort Scott’s interests in the oil and gas leases and rights by the acquisition of all the issued and outstanding shares in the capital of Frontier. Fort Scott retained a 2% over-riding royalty interest in the lands and all leases held by Frontier, or subsequently acquired by the Company.

To acquire its interest, the Company:

i)	issued 500,000 shares of common stock to Fort Scott,
ii)

issued a Promissory Note and Convertible Debenture (“Debenture”) to Fort Scott in the principal amount of $500,000. The Debenture bears interest at a rate of 7% per annum, and entitles Fort Scott to convert the principal and accrued interest into units at $0.25 per unit. Each unit consists of one share of common stock and one-half of one warrant. On July 15, 2005, the Company issued 2,131,944 shares of common stock and 1,065,972 share purchase warrants upon the conversion of the convertible debenture of $500,000 and accrued interest of $32,986 at $0.25 per unit. The unamortized balance of the embedded equity elements of $56,250 was charged to interest expense. Each warrant entitled the holder to acquire one additional share of common stock at a price of $0.50 per share on or before July 18, 2007. On September 27, 2005, the Company issued 1,065,972 shares of common stock upon the exercise of 1,065,972 share purchase warrants at $0.50 per share for proceeds of $532,986.

iii)

will issue to Fort Scott 1,000,000 shares of common stock, up to a maximum of 10,000,000 shares, for each 10,000,000 barrels of proven reserves developed on the lands underlying the leases. To date the Company has not established any proven reserves.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)

The Company is continuing to evaluate the oil and gas property in anticipation of an election to drill.

Upon fulfillment of the obligations of the Participation Agreement, the Company will have earned a 100% working interest (an 80.5% net revenue interest) in the lands underlying the leases. Cedar Strat will be vested with a 5% over-riding royalty interest and Fort Scott will be vested with a 2% overriding royalty interest. Cedar Strat will also retain a 5% back-in working interest after the Company has been reimbursed for 100% of its exploration expenses. This back-in working interest may be adjusted upwards should the Company elect not to proceed with the drilling election pursuant to the terms of the Participation Agreement and the drilling prospect is marketed to a third party. Under the terms of the agreement, the Company has committed to fund ongoing leasehold and applicable exploration expenses, which are expected to take the prospect to a drillable stage, currently estimated at $316,500. The Company budgeted $4,000,000 for the drilling and completion of the first well on the leases.

As at December 31, 2006, the Company had completed the original seismic program interpretation and was determining a final drilling location. Subsequent to December 31, 2006 and as part of its ongoing evaluation of the viability of the project, the Company has staked a location for the Noah Federal #1 well, the final drilling location.

(b)

On June 14, 2005, the Company, through its wholly owned subsidiary, Southern Frontier Explorations Ltd. (“Southern”), acquired 50,000 acres of ten-year federal BLM oil and gas leases located in the Great Basin of Nevada, at an average cost of $2.25 per acre. A prospect fee of $750,000 was paid to Cedar Strat in connection with the acquisition of the leases. Refer to Note 4(c). The leases require yearly rental fees of $1.50 per acre for the first five years, and $2.00 per acre for the remaining five years. Another 52,757 acres were acquired on the same rental fee basis as the original acreage. Combined the project consisted of 102,757 gross acres and is identified as the Big Sand Spring Valley project.

On November 1, 2005, the Company entered into a Participation Agreement with Eternal Energy Corp. (“Eternal”), in which the Company agreed to sell to Eternal a fifty percent (50%) interest in the oil and gas leases in consideration for $2,667,000. Eternal has paid $667,000 to December 31, 2006, The exploration phase, including the collection, analyzing, and reprocessing of data, is ongoing and once completed and subject to drilling election, both parties are committed to the drilling of a minimum of two wells (the “Commitment Wells”). Eternal must pay 66.67% of the costs to drill and complete the Commitment Wells, until total consideration of $2,667,000 has been paid, and 50% thereafter. This agreement is for a term of ten years.

Pursuant to a Letter Agreement on April 14, 2006, Eternal is entitled to transfer its interests from the Big Sand Spring Valley project to a new project the Company acquired (the Cherry Creek project – Note 4(c)). Pursuant to a Letter Agreement on November 1, 2006, Eternal proposed, and the Company accepted, an offer to purchase 100% of the Company’s interest in the Big Sand Spring Valley project while relinquishing all rights and/or claims to any interest in the Company’s new Cherry Creek project as may have been transferred in the Letter Agreement dated April 14, 2006. A final formal agreement was entered into November 16, 2006.

As at December 31, 2006, $200,000 from Eternal is included in accounts receivable, representing full and final payment as agreed to November 16, 2006. The $200,000 was received by the Company subsequently. Due to the conclusion of the purchase offer proposed by Eternal on November 1, 2006, the Company no longer has interests or funding obligations in respect to the Big Sand Spring project.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)
(c)

The Company, through Southern, entered into a new joint participation agreement dated January 24, 2006, with Cedar Strat. Pursuant to the joint participation agreement, the Company agreed to participate in Cedar Strat’s Cherry Creek project and pay Cedar Strat a $750,000 prospect fee. The agreement allowed for the prospect fee of $750,000 paid by the Company to Cedar Strat for its earlier Big Sand Spring Valley prospect to be applied to the new Cherry Creek project. The Company also agreed to accept responsibility for acquiring and funding BLM leases and private fee leases, if applicable, in order to facilitate the exploration efforts. The Company will assume the obligation to pay the annual rental on such leases.

On March 14, 2006, the Company acquired approximately 76,459 acres of oil and gas lease lands at auction in Eastern Nevada as part of its Cherry Creek project inventory in consideration for $852,055. Subsequent to March 14, 2006, adjustments reduced the number of acres to approximately 69,982 acres. The Company paid Cedar Strat $216,000 for exploration expenses, which included gravity and field mapping.

On September 29, 2006, notice to surrender certain low priority Cherry Creek acres was given to Cedar Strat which results in the Company maintaining 18,500 acres of prospective leases. The Company also purchased an additional 2,480 acres of leases in the Cherry Creek area. Ongoing funding of leasehold expenses on these leases is currently estimated at approximately $28,000.

(d)

On March 13, 2006 the Company entered into a farm-in arrangement with Suncor Energy Inc. (“Suncor”) of Calgary, Alberta. Under the terms of the arrangement the Company agreed to participate, with a 50% working interest, in the cost to drill an exploratory well on approximately 18,000 acres of leases owned by Suncor. By drilling the first well, the Company will earn a 50% working interest in approximately 7,000 acres (the “Farmout Lands”) and will have the option to drill a second well in 2007 to earn its interest in the remaining lands. Suncor will retain a 12.5% gross overriding royalty on the lands. The Company will pay its 50% share of the authorization for expenditure for drilling the exploratory well.

Within 30 days of rig release of the first test well, the Company and its partners have the option to purchase their proportionate working interest in two sections of lands held by Suncor (Block 1 Option Lands). The net cost to the Company is $307,231. Within 30 days of completion of the initial test well, the Company and its partners have the option to commit to drill a second test well to a similar depth, on a second block of land totaling fifteen sections (the Block 2 Option Lands). Net exposure for drilling to the Company is estimated at $1.395 million. The Company has the option to acquire its proportionate share if any partner elects not to proceed. Potential additional exposure to the Company is approximately $1.395 million. Within 10 days of electing to drill the second test well, the Company and its partners must pay to Suncor the costs for the Block 2 Option Lands. The net cost of the lands to the Company is $502,000. The Company has the option to acquire its proportionate share if any partner elects not to proceed. Potential additional exposure to the Company is a further $502,000.

On December 29, 2006, Well 1 operation was reactivated (Well 1 was suspended in March 2006 due to weather and safety concerns) and drilling continued through to completion. On January 22, 2007 the Company and its partners reported the well was dry and that it was to be abandoned. Pursuant to the terms of the related farm-in arrangement, the Company and its partners elected not to drill the Option Well or acquire the Block 1 – Option Lands nor purchase the additional Block 2 Option Lands as described above. Currently, the Company and its partners are evaluating their earned Farmout Lands before making any further exploration decision in the area. Refer to Note 11. All costs associated with Well 1 were fully impaired as at December 31, 2006 totalling $1,462,241.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

4.	Oil and Gas Properties (continued)
(e)

On September 1, 2006 the Company entered into a farm-in arrangement with Starlight Oil and Gas LLC (“Starlight LLC”) and Starlight Corporation (“Starlight”) of Colorado, United States. Under the terms of the arrangement the Company will participate, with a 75% working interest, in the cost to drill a development well in the Ant Hill Unit in the White River Dome field in Colorado. The Company paid Starlight a prospect fee of $900,000. Starlight will retain a 7.5% gross overriding royalty on the lands.

Under the associated Drilling and Development Agreement executed between Starlight and EnCana Oil & Gas (USA) Inc. (“Encana”) on May 5, 2006, which the Company became a party to, the Company and Starlight have agreed to drill a minimum of four additional wells (the “Commitment Wells”) in areas outside of the current Participating Areas (“PA’s”) commencing in the fall of 2006. The Company and Starlight will carry EnCana for 15% of the total well cost in each new well drilled. For each well drilled, the Company and Starlight will also earn a 100% interest in a diagonal 40-acre tract, located in the same 160-acre quarter section. EnCana retains its 100% interest in the two remaining offset locations in each 160-acre drilling block. After the initial four locations are drilled, the Company and Starlight may elect to develop additional 160-acre drilling blocks on any acreage outside the existing PA’s under the same terms. The Company delivered an irrevocable Letter of Credit payable to Starlight LLC in the amount of $1,764,800. Upon the Company participating in the drilling of each Commitment Well, 25% of the Letter of Credit will be released. Refer to Note 9.

The first well under the agreement was spud on September 21, 2006 and took 13 days to drill and set production casing. The second well was spud on October 8, 2006 and took 12 days to drill and set production casing. Once both wells were cased the rig was released for the winter. Fracture stimulation commenced on Well 1 October 28 and Well 2 November 4. The two wells were successfully fracture stimulated up to several hundred feet from the well bore. These significant frac lengths resulted in more water flow than initially anticipated. In late December, both wells were put on pumping units to lower fluid levels and allow gas to flow more freely. No revenues have been received to date.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

5.	Related Party Transactions
(e)

The Company entered into a management agreement dated September 1, 2004 with a private company wholly-owned by the President of the Company. Under the terms of the agreement, the Company agreed to pay $5,000 per month. By amended management agreement dated May 1, 2005, the Company agreed to increase the monthly fee to $10,000 per month. By amended management agreement dated February 1, 2006, the Company agreed to increase the monthly fee to $15,000 per month. By amended management agreement dated December 21, 2006, made effective January 1, 2007, the Company agreed to increase the monthly fee to $16,500 per month. During the year ended December 31, 2006, management fees of $175,000 (2005 - $105,000) were incurred.

(f)

The Company entered into a management agreement dated May 1, 2005 with a director of the Company. Under the terms of the agreement, the Company agreed to pay $6,000 per month. By amended management agreement dated February 1, 2006, the Company agreed to increase the monthly fee to $10,000 per month. By amended management agreement dated December 21, 2006, made effective January 1, 2007, the Company agreed to increase the monthly fee to $11,000 per month. During the year ended December 31, 2006, management fees of $116,000 (2005 - $67,000) were incurred.

(g)

The Company entered into a management agreement dated May 1, 2006 with a private company wholly-owned by an officer of the Company. Under the terms of the agreement, the Company agreed to pay $10,000 per month. By amended management agreement dated December 21, 2006, made effective January 1, 2007, the Company agreed to increase the monthly fee to $11,000 per month. During the year ended December 31, 2006, management fees of $80,000 (2005 – $nil) were incurred.

(h)

During the year ended December 31, 2006, the Company recorded $2,004,694 of stock-based compensation as follows: $1,377,324 as management fees; $625,351 as consulting fees; and $2,019 as payroll expenses.

6.	Commitments

The Company entered into a management consulting agreement dated September 1, 2004 with a consultant. Under the terms of the agreement, the Company agreed to pay $2,000 per month for an initial term of one year, and, unless notice of termination is given by either party, is automatically renewed for a further term of one year. By amended management agreement dated May 1, 2005, the Company agreed to increase the monthly fee to $7,000 per month. During the year ended December 31, 2006, consulting fees of $84,000 (2005 - $70,000) were incurred. Effective January 1, 2007, the Company and the consultant agreed to remunerate future services on an as needed basis.

The Company entered into a consulting agreement dated July 5, 2005 for the provision of office administration services. Under the terms of the agreement, the Company agreed to pay $2,500 per month for an initial term of three months, and $3,000 per month thereafter. On the three month anniversary of the agreement, the Company paid a cash bonus of $3,000 and granted stock options to purchase up to 10,000 shares of common stock. By amended consulting agreement dated February 1, 2006, the Company agreed to increase the monthly fee to $3,500 per month. On September 1, 2006 the consulting agreement was terminated and the Company hired the consultant as a full time employee. During the year ended December 31, 2006, consulting fees of $31,000 (2005 - $16,500) were incurred.

The Company entered into a consulting agreement dated February 1, 2006 with an individual to provide certain investor relations services. Under the terms of the agreement, the Company agreed to pay $2,250 per month until such time as the contract is terminated. Effective December 1, 2006 the Company agreed to pay $2,500 per month until such time as the contract is terminated.

Under the terms of its Participation Agreements with Cedar Strat the Company must pay approximately net $348,000 in lease renewal fees over the next twelve months.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

6.	Commitments (continued)

Under a Drilling and Development Agreement executed between Starlight and EnCana on May 5, 2006, which the Company became a party to, the Company and Starlight have agreed to drill a minimum of four additional wells in areas outside of the current PA’s commencing in the fall of 2006. The Company and Starlight will carry EnCana for 15% of the total well cost in each new well drilled on 40 acre drill site quarter/quarter section. The first two wells have been drilled and tied in. The second two wells are planned for drilling in the summer of 2007.

7.	Convertible Notes

On August 25, 2005, the Company issued Convertible Promissory Notes (the “Notes”) to certain institutional investors with a principal amount of $9,075,000, and 907,500 Series “A” detachable share purchase warrants. The Notes bear interest at 6% per annum, mature on August 25, 2008, and may be converted into 1,815,000 shares of common stock on the basis of one share of common stock for every $5 in value of Notes (the “Conversion Price”). Each warrant is exercisable into one share of common stock at an exercise price of $6 per share (the “Exercise Price”) until August 25, 2008. The investors also had the option to make an additional investment of up to 30% of their original investment for 180 days after the closing date, on the same terms as the original investment. No additional investments were made. The Company paid cash placement fees of $544,500, offering costs of $28,500 and issued 72,600 Broker Warrants. Each Broker Warrant is exercisable into one share of common stock at an exercise price of $6 per share until August 28, 2008. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended. The Company filed a Registration Statement with the Securities and Exchange Commission that was declared effective on November 10, 2005, to register the resale of shares of the Company's common stock issuable upon conversion of the Notes and exercise of the warrants.

The Conversion Price and the Exercise Price are subject to adjustments under certain conditions and events occurring, including the issue of common stock and common stock equivalents, by way of private placements, at a price per share less than the Conversion Price or Exercise Price. Accordingly, upon the completion of the financing on February 24, 2006, the Conversion Price was reduced from $5.00 to $4.32, and the Exercise Price was reduced from $6.00 to $5.04.

In accordance with EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the Company recognized the value of the embedded beneficial conversion feature of $3,854,490 as additional paid in capital as the debt was issued with an intrinsic value conversion feature. In addition, in accordance with EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the detachable warrants of $2,039,490 as additional paid in capital. The Company will record further interest expense over the term of the Convertible Debentures of $2,039,490 resulting from the difference between the stated value and carrying value at the date of issuance. During the year ended December 31, 2005, a debenture with a principal amount of $450,000 was converted into 90,000 shares of common stock. The unamortized balance of the embedded equity elements of $92,704 was charged to interest expense. The carrying value of the Convertible Debentures will be accrued to the face value of $8,625,000 to maturity. At December 31, 2006, accrued interest of $42,534 is included in accrued liabilities. Interest expense of $646,119, of which $275,811 was capitalized to the White River Dome property, has been accreted during the year increasing the carrying value of the Convertible Debentures to $7,548,134.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

8.	Capital Stock

The number of shares issued and outstanding has been restated to give retroactive effect for a reverse stock split on a two old shares for one new share basis approved by the directors of the Company on June 3, 2004. On June 23, 2004, the Company increased its authorized capital stock to 100,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001.

On February 24, 2006, the Company closed a private placement of 7,366,520 units at $2.25 per unit resulting in gross proceeds of $16,574,670. Each unit consisted of one common share and two share purchase warrants. Each warrant entitles the holder to purchase one additional common share at a price of $3.25 per share and $5.25 per share, respectively, until February 16, 2009. The $5.25 Warrant is only exercisable if the $3.25 Warrant has been exercised. After a registration statement qualifying the resale of the common shares has been filed with the SEC and declared effective, the Company has the right to advance the exercise date of the Warrants if the closing price of its shares averages at or above $4.00 or $6.25 for the corresponding warrants for a period of twenty consecutive trading days. The registration statement was declared effective on July 21, 2006. The Company paid a cash placement fee of 6% of the gross proceeds of the offering for agent services in the transaction and issued 391,488 agent’s warrants which have the same terms and conditions as the investors’ warrants.

Stock Option Plan

Effective May 1, 2005, the Company amended its stock option plan (the “Amended 2004 Stock Option Plan”) to issue up to 3,000,000 shares of common stock. The plan allows for the granting of share purchase options at a price of not less than fair value of the stock and for a term not to exceed five years. The total number of options granted to any person shall not exceed 5% of the issued and outstanding common stock of the Company.

During the year ended December 31, 2006:

a) The Company granted the stock options to directors and consultants to acquire up to 772,000 shares of common stock exercisable at $2.50 per share on or before February 28, 2011. One-third of the options vest on April 1, 2006, one-third vest on August 1, 2006 and the final one-third vest on December 1, 2006. The closing market price of the stock on the grant date was $2.50 per share. The fair value for options granted was estimated at the date of grant to be $1,739,934 using the Black-Scholes option-pricing model assuming an expected life of 2.5 years, a risk-free rate of 4.55%, an expected volatility of 205.47% and no expected dividends. The fair value of these stock options granted was approximately $2.25 per share. During the year ended December 31, 2006, the Company recorded stock-based compensation of $1,739,934 as management fees and consulting expense.

b) The Company granted the stock options to directors and consultants to acquire up to 150,000 shares of common stock exercisable at $2.50 per share on or before May 1, 2011. One-third of the options vest on August 1, 2006, one-third vest on November 1, 2006 and the final one-third vest on December 31, 2006. The closing market price of the stock on the grant date was $2.76 per share. The fair value for options granted was estimated at the date of grant to be $198,687 using the Black-Scholes option-pricing model assuming an expected life of 1 year, a risk-free rate of 5.10%, an expected volatility of 116% and no expected dividends. The fair value of these stock options granted was approximately $1.32 per share. During the year ended December 31, 2006, the Company recorded stock-based compensation of $198,693 as management fees.

c)

The Company granted stock options to directors, employees and consultants to acquire up to 792,000 shares of common stock exercisable at $1.54 per share on or before December 20, 2011. One-third of the options vest on April 20, 2007, one-third vest on August 20, 2007 and the final one-third vest on December 20, 2007. The closing market price of the stock on the grant date was $1.54 per share. The fair value for options granted was estimated at the date of grant to be $792,810 using the Black-Scholes option-pricing model with the following weighted-average assumptions: an expected life of 3 years, a risk-free rate of 4.44%, an expected volatility of 106% and no expected dividends. The weighted average fair value of these stock options granted was approximately $1.01 per share. During the year ended December 31, 2006, the Company recorded stock-based compensation of $66,067 as management fees, consulting fees and payroll expense.

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

8.	Capital Stock (continued)

Stock Option Plan (continued)

During the year ended December 31, 2005, the Company granted stock options to acquire up to 500,000 shares of common stock exercisable at $2.50 per share on or before May 1, 2010, and 10,000 shares of common stock exercisable at $2.15 per share on or before December 16, 2010. These options were fully vested at December 31, 2005. The fair value of the options granted on May 1, 2005 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rate of 3.65%, expected volatility of 200%, an expected option life of 2.5 years and no expected dividends. The weighted average fair value of options granted was $2.42 per share. The fair value of the options granted on December 16, 2005 was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rate of 4.25%, expected volatility of 203%, an expected option life of 2.5 years and no expected dividends. The weighted average fair value of options granted was $1.93 per share. During the year ended December 31, 2005, the Company recognized non-employee stock-based compensation in the amount of $140,141 included with consulting fees ($120,863) and professional fees ($19,278). Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $1,087,767 for the year ended December 31, 2005.

A summary of the Company’s stock option activity is as follows:

	Year ended December 31, 2006		Year ended December 31, 2005
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Balance, beginning of year	910,000	$ 1.56	1,330,000	$ 0.65

Granted	1,714,000	2.06	510,000	2.49

Cancelled / Forfeited	—	—	—	—

Exercised	(200,000)	0.75	(930,000)	0.77

Balance, end of year	2,424,000	$ 1.98	910,000	$ 1.56

As at December 31, 2006, the following options are outstanding:

Exercise Price	Weighted Average Remaining Contractual Life (in years)	Outstanding		Exercisable
		Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

$0.00 – $0.50	2.45	250,000	$ 0.50	250,000	$ 0.50
$1.50 – $2.00	4.97	792,000	$ 1.54	-	-
$2.00 – $2.50	3.91	1,382,000	$ 2.50	1,382,000	$ 2.50

		2,424,000	$ 1.98	1,632,000	$ 2.19

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

8.	Capital Stock (continued)

As at December 31, 2005, the following options are outstanding:

	Outstanding and Exercisable
		Weighted
		Average	Weighted
	Number	Remaining	Average
Exercise	of	Contractual	Exercise
Price	Shares	Life (years)	Price

$0.00 – $0.50	350,000	3.45	$ 0.50
$0.50 – $1.00	100,000	3.67	$ 1.00
$2.00 – $2.50	460,000	4.35	$ 2.49

	910,000	3.93	$ 1.56

Stock Option Plan (continued)

As at December 31, 2006, there was $726,742 (2005 - $nil) of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Amended 2004 Stock Option Plan. That cost is expected to be recognized over a period of nine months. A summary of the status of the Company’s non-vested shares as of December 31, 2006, and changes during the year ended December 31, 2006, is presented below:

Non-vested Shares	Shares	Weighted-Average Grant-Date Fair Value

Non-vested at January 1, 2006	—	—
Granted	1,714,000	$ 1.59
Vested	(922,000)	$ 2.10

Non-vested at December 31, 2006	792,000	$ 1.00

Share Purchase Warrants

The following table summarizes the continuity of the Company’s warrants:

	Number of Shares	Weighted average exercise price

Balance, December 31, 2004	—	—
Issued	4,066,106	$ 2.57
Exercised	(3,028,506)	$ 1.47

Balance, December 31, 2005	1,037,600	$ 5.78
Issued	15,456,076	$ 4.25
Exercised	(57,500)	$ 2.00

Balance, December 31, 2006	16,436,176	$ 4.35

At December 31, 2006, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

980,100	$5.04	August 28, 2008
7,728,038	$ 3.25	February 16, 2009
7,728,038	$ 5.25	February 16, 2009

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

8.	Capital Stock (continued)

At December 31, 2005, the following share purchase warrants were outstanding:

Number of Warrants	Exercise Price	Expiry Date

57,500	$ 2.00	April 29, 2006
980,100	$ 6.00	August 28, 2008

9.	Restricted Cash

The Company has secured $974,067 towards a Letter of Credit payable as to $91,667 to HSBC Bank Canada as security for corporate credit cards and $882,400 to Starlight LLP as security for drilling commitments (Note 4(e)).

10.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of approximately $6,186,000, which commence expiring in 2024. Pursuant to SFAS No. 109, the Company is required to compute tax assets for net operating losses carried forward. Potential assets of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the years ended December 31, 2006 and 2005, the valuation allowance established against the deferred tax assets increased by $1,826,000 and $1,440,000, respectively. The components of the net deferred tax asset at December 31, 2006 and 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	December 31, 2006 $	December 31, 2005 $

Deferred tax asset
- Oil and gas assets	656,318	-
- Stock-based compensation	541,518	-
- Non-capital losses	2,165,402	1,538,000
- Less valuation allowance	(3,363,238)	(1,538,000)

Net deferred tax asset	–	–

The provision for income tax differs from the amount computed by applying statutory rates to earnings before income taxes. The difference results from the following:

	December 31, 2006 $	December 31, 2005 $

Earnings (loss) before taxes	(6,217,533)	(5,562,407)
Statutory rate	35%	35%

Computed expected tax (recovery)	(2,176,137)	(1,946,842)
Non-deductible expenses	132,663	1,479,135
Difference in tax rates	-	1,159
Change in valuation allowance	1,825,666	1,440,000
Other	217,808	(973,452)

Reported income taxes	–	–

Eden Energy Corp.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

For the Year Ended December 31, 2006

(Expressed in United States Dollars)

11.	Subsequent Events
a)

On March 1, 2007 the Company entered into a Letter Agreement with Cedar Strat whereby the go forward development plan for the Company’s Noah project was confirmed, and select minor leases from the Company’s Cherry Creek and Noah projects would be transferred to Cedar Strat.

b)

On February 8, 2007 the Company and its joint venture partners in Calgary, Alberta, acquired an additional 1,279 gross acres with an approximate gross cost of $125,000 at a land sale, of which Eden holds a 55.56% working interest due to one partner declining to participate in the land acquisition.

c)

On February 14, 2007, the Company entered into a separate farm-in arrangement with Suncor Energy Inc. (“Suncor”) of Calgary, Alberta. Under the terms of this arrangement, the Company will participate with a 10% working interest in the cost to drill an exploratory well (estimated gross costs $1,900,000) to earn a 10% working interest in approximately 9,600 gross acres. Suncor will retain a 12.5% gross overriding royalty on these existing lands. The Company acquired a 10% interest in an additional 5,120 acres of offsetting lands at an approximate gross cost of $600,000 subject to a 7.5% over-riding royalty (“ORR”) to Suncor. The Company will also have a first right of refusal to equalize to its proportionate share in another 5,760 gross acres held by Suncor.

The Company is a minor participant with its 10% position in the arrangement. The Company will pay its 10% share of the authorization for expenditure for drilling the exploratory well, which is estimated at $210,000 including contingency. The well spud on February 10, 2007 and is expected to take 30 days to reach total depth of 8,415 feet. On March 15, 2007, the Company and its partners authorized the operator to plug and abandon the well. The partners require further evaluation of these lands prior to making additional exploration decisions.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Eden, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Eden Energy Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

45

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

-

46

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of our company or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$7,147.43
Printing and engraving expenses	$5,000(1)
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$25,000(1)
Transfer agent and registrar fees	$5,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$48,147.43

(1) We have estimated these amounts

-

47

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On September 8, 2003, we issued 12,959,002 shares of common stock to James Robert Todhunter at a price of $0.015 to settle debt owing of $194,385.03.  We relied on Regulation S of the Securities Act of 1933 in issuing these securities in an exempt transaction.

On September 9, 2003 six holders of convertible promissory notes and convertible notes issued by us in prior years elected to convert these notes and debentures into common stock in accordance with the terms of the instruments agreed to and approved by our board of directors upon their issuance.  As a result, on September 19, 2003 we issued an aggregate 8,582,576 shares of common stock to non-affiliates which retired convertible debt in the aggregate face value amount of $72,360.  We relied on Regulation S of the Securities Act of 1933 when this convertible debt was initially issued in an exempt transaction.

On June 16, 2004, we filed a Certificate of Amendment with the Secretary of State of Nevada decreasing our authorized capital from 90,000,000 shares of common stock having a $0.001 par value, and 10,000,000 shares of preferred stock having a $0.001 par value to 45,000,000 shares of common stock having a $0.001 par value, and 5,000,000 shares of preferred stock having a $0.001 par value, and thereby decreasing our issued and outstanding from 34,291,735 to 17,145,869.

On August 6, 2004 we filed a Certificate of Amendment with the Secretary of State of Nevada changing the name of our company from E-Com Technologies Corp. to Eden Energy Corp. and increasing our authorized capital to 100,000,000 shares of common stock having a $0.001 par value, and 10,000,000 shares of preferred stock having a $0.001 par value.

On November 1, 2004, we issued 500,000 shares to Fort Scott Energy Corp. in consideration for the assignment of our leases. We relied upon Rule 506 of Regulation D of the Securities Act of 1933.

On November 12, 2004, we completed a private placement of 6,190,000 shares of common stock at $0.50 per share for gross proceeds of $3,095,000. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On November 24, 2004, we issued 20,000 shares pursuant to a private placement at $0.50 per share for gross proceeds $10,000. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On July 21, 2005, we issued 2,131,944 shares pursuant to the conversion of a convertible debenture with Fort Scott Energy Corp. We relied on the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

On September 27, 2005, we issued 1,065,972 shares pursuant to the exercise of warrants with Fort Scott Energy Corp. for gross proceeds of $532,986. We relied on the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.

On February 16, 2006 we issued a total of 7,065,630 shares and 14,131,260 share purchase warrants to the Selling Stockholders listed herein pursuant to a private placement at $2.25 per share for gross proceeds of $15,897,667. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

On February 23, 2006 we issued a total of 300,890 shares and 601,780 share purchase warrants to the Selling Stockholders listed herein pursuant to a private placement at $2.25 per share for gross proceeds of $677,002.50. Each warrant shall be transferable and shall entitle the holder thereof to purchase one share of our common stock until February 16, 2009 at a price per warrant share of $3.25 and $5.25 respectively. We relied on

-

48

the exemptions from registration provided by Regulation S and/or Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

In addition, we issued 391,488 broker’s warrants, issued on the same terms as the investors’ warrants representing 4% of the aggregate number of shares of our common stock under the offering and a cash placement fee of 6% of the gross proceeds of the offering for brokerage services in the transaction. We relied on the exemptions from registration provided by Regulation S and/or Section 4(2) and Section 4(6) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 27 EXHIBITS

Exhibit Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).
3.3	Certificate of Amendment filed with the Secretary of State of Nevada on June 16, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
3.4	Certificate of Amendment filed with the Secretary of State of Nevada on August 6, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
(4)	Instruments defining rights of security holders, including indentures
4.1	2004 Stock Option Plan (incorporated by reference from our Form S-8, filed on October 8, 2004).
(5)	Opinion on Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered.
(10)	Material Contracts
10.1	Form of Subscription Agreement (incorporated by reference from our Form SB-2 filed on May 2, 2005).
10.2	Form of Subscription Agreement with RAB Special Situations LP and Paul Masters (incorporated by reference from our Form SB-2 filed on May 2, 2005).
10.3	Management Consulting Agreement dated May 1, 2005 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.4	Amended Management Consulting Agreement dated May 1, 2005 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.5	Amended Management Consulting Agreement dated May 1, 2005 with Neil Maedel (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).

49

10.6

Form of Stock Option Agreement entered into with the following individuals (incorporated by reference from our Quarterly Report on Form 10-QSB filed on August 12, 2005):

Donald Sharpe
John Martin
Neil Maedel
Drew Bonnell

10.7

Form of Note and Warrant Purchase Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.8

Form of Registration Rights Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

50

10.9

Form of Convertible Promissory Note entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.10

Form of Series A Share Purchase Warrant entered into with the following persons (incorporated by reference form our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital L.P.
Enable Growth Partners LP
Enable Opportunity Partners LP

10.11	Form of Convertible Promissory Note entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).
10.12

Form of Series A Share Purchase Warrant entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).

10.13

Form of Broker Warrant entered into with the following (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005):

H.C. Wainwright & Co., Inc.
John R. Clarke
Scott F. Koch
Energy Equities, Inc.
Ocean Equities Ltd.

10.14	Participation Agreement with Merganser Limited (incorporated by reference from our Current Report on Form 8-K filed on November 10, 2005).
10.15

Joint Participating Agreement with Chamberlain Exploration Development and Research Stratigraphic Corporation dba Cedar Strat Corporation (incorporated by reference from our Current Report on Form 8-K filed on February 21, 2006).**

51

10.16	Form of Subscription Agreement entered into with the following individuals (incorporated by reference from our Current Report on Form 8-K filed on February 24, 2006):

Keith Reid
John Pevedoros
Stephen Hanson
Paul King
Jason McCarroll
Arbutus Gardens Apartments Corp.
Epsilon Management Ltd.
Conrad Weiss
Yingchun Ye
Maria Pedrosa
Sara Relling
Bantry Bay Properties Inc.
Barb Turner
C-Quest Holdings Ltd.
Avtar Dhillon
Hao Tang
Neil Maedel
Donald Rippon
Peter Ross
John Martin
Gregg Layton
Dolwar Invest & Trade Corp.
Barry Maedel
John Tognetti
Clarion Finanz AG

Keats Investments Ltd.
Absolute East West Fund
Alpine Atlantic Asset Mgt., Ltd.
La Roche & Co. Banquiers
Norene Brown
Credit Suisse Securities (USA) LLC
Stanley Case
Chartwell Investment Services S.A.
Donna Chudnow
Clearwaters Management Ltd.
Cranshire Capital, LP
Swell Capital Limited
Crescent International Ltd.
Double U Master Fund Ltd.
Andrea Egger
Epson Investment Services NV
Evergreen Investment Corporation
GLG European Opportunity Fund
General Research GmbH
Ralph Hogg
HSBC Guyerzeller Bank AG
Kaupthing Bank Luxembourg
Lombard Odier Darier Hentsch
Moen Holdings Inc.
Luce Lapointe

Nite Capital LP
George S. Palfi
Parker Communication Corp.
Carolyn Townshend
862002 Alberta Ltd.
Olivier Turrettini
Veronique Rochette
RMB International (Dublin) Ltd.
SDS Capital Group SPC, Ltd.
Shalimar Business
Synergy Resource Fund UBS Zurich
UBS AG
Rupert Edward Williams
Christian Weyer
Winsome Capital Inc.
Banque Vontobel Geneve, SA
Iroquois Master Fund Ltd.
Wilma E. Bonnell
Pierce Diversified Strategy Master Fund LLC
Enable Opportunity Partners LP
Enable Growth Partners LP
Kimberly Lloyd
Paul Mitchell

10.17

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.18

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Donald Sharpe (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.19	Farmout and Option Agreement with Suncor dated March 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on March 17, 2006).**
10.20	Management Agreement with Freestone Energy LLC dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006).
10.21	Stock Option Agreement with Larry Kellison dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006).
10.22

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.23

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

52

10.24	Form of Stock Option Agreement with Donald Sharpe, Drew Bonnell, John Martin and Larry Kellison (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).
10.25	Form of Stock Option Agreement with Paul Mitchell, Kim Lloyd and Olga Bespalaja (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).
10.26

Participation Agreement dated February 14, 2007 with Suncor Energy Inc., Grand Banks Energy Corporation and Dejour Energy (Alberta) Ltd. (incorporated by reference from our Current Report on Form 8-K filed on February 23, 2007).

10.27

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with Freestone Energy LLC (incorporated by reference from our Current Report on Form 8-K filed on February 23, 2007).

10.28	Form of Stock Option Agreement with Ralph Stensaker (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).
10.29	Letter Agreement Starlight Oil & Gas LLC and Starlight Operating Company, Inc. effective August 31, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 11, 2007).
(14)	Code of Ethics
14.1	Code of Business Conduct and Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on April 14, 2004).
(21)	Subsidiaries
21.1	List of Subsidiaries
(23)	Consents
23.1*	Consent of Dale Matheson Carr-Hilton LaBonte

* Filed herewith.

**Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

(a)           include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed

53

with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)           include any additional or changed material information on the plan of distribution;

(2)           for determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)           file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

54

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on September 11, 2007.

EDEN ENERGY CORP.

By: /s/ Donald Sharpe

Donald Sharpe, President and Director

(Principal Executive Officer)

Dated: September 11, 2007

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Donald Sharpe as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

By: /s/ Donald Sharpe

Donald Sharpe

President and Director (Principal Executive Officer)

Date: September 11, 2007

By: /s/ Drew Bonnell

Drew Bonnell,

Chief Financial Officer, Secretary, Treasurer and Director

(Principal Financial Officer

and Principal Accounting Officer)

Date: September 11, 2007

By: /s/ John Martin

John Martin

Director

Date: September 11, 2007

By: /s/ Ralph Stensaker

Ralph Stensaker

Director

Date: September 11, 2007

55

EXHIBIT INDEX

Exhibit Number	Description
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form 10-SB, filed on September 11, 2000).
3.3	Certificate of Amendment filed with the Secretary of State of Nevada on June 16, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
3.4	Certificate of Amendment filed with the Secretary of State of Nevada on August 6, 2004 (incorporated by reference from our Quarterly Report on Form 10-QSB filed on November 22, 2004).
(4)	Instruments defining rights of security holders, including indentures
4.1	2004 Stock Option Plan (incorporated by reference from our Form S-8, filed on October 8, 2004).
(5)	Opinion on Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered.
(10)	Material Contracts
10.1	Form of Subscription Agreement (incorporated by reference from our Form SB-2 filed on May 2, 2005).
10.2	Form of Subscription Agreement with RAB Special Situations LP and Paul Masters (incorporated by reference from our Form SB-2 filed on May 2, 2005).
10.3	Management Consulting Agreement dated May 1, 2005 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.4	Amended Management Consulting Agreement dated May 1, 2005 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.5	Amended Management Consulting Agreement dated May 1, 2005 with Neil Maedel (incorporated by reference from our Current Report on Form 8-K filed on May 24, 2005).
10.6

Form of Stock Option Agreement entered into with the following individuals (incorporated by reference from our Quarterly Report on Form 10-QSB filed on August 12, 2005):

Donald Sharpe
John Martin
Neil Maedel
Drew Bonnell

56

10.7

Form of Note and Warrant Purchase Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.8

Form of Registration Rights Agreement dated August 18, 2005 entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

RAB Special Situations (Master) Fund Ltd.
Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

10.9

Form of Convertible Promissory Note entered into with the following persons (incorporated by reference from our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital LP
Enable Growth Partners LP
Enable Opportunity Partners LP

57

10.10

Form of Series A Share Purchase Warrant entered into with the following persons (incorporated by reference form our Current Report on Form 8-K filed on August 31, 2005):

Cranshire Capital LP
Douglas Campbell Jr.
SDS Capital Group SPC, Ltd.
Nite Capital LP
Omicron Master Trust
Capital Ventures International
Crestview Capital Master, LLC
Double U Master Fund LP
Iroquois Master Fund Ltd.
JGB Capital L.P.
Enable Growth Partners LP
Enable Opportunity Partners LP

10.11	Form of Convertible Promissory Note entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).
10.12

Form of Series A Share Purchase Warrant entered into with RAB Special Situations (Master) Fund Ltd. (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005).

10.13

Form of Broker Warrant entered into with the following (incorporated by reference from our Registration Statement on Form SB-2 filed on September 28, 2005):

H.C. Wainwright & Co., Inc.
John R. Clarke
Scott F. Koch
Energy Equities, Inc.
Ocean Equities Ltd.

10.14	Participation Agreement with Merganser Limited (incorporated by reference from our Current Report on Form 8-K filed on November 10, 2005).
10.15

Joint Participating Agreement with Chamberlain Exploration Development and Research Stratigraphic Corporation dba Cedar Strat Corporation (incorporated by reference from our Current Report on Form 8-K filed on February 21, 2006).**

10.16	Form of Subscription Agreement entered into with the following individuals (incorporated by reference from our Current Report on Form 8-K filed on February 24, 2006):

58

Keith Reid
John Pevedoros
Stephen Hanson
Paul King
Jason McCarroll
Arbutus Gardens Apartments Corp.
Epsilon Management Ltd.
Conrad Weiss
Yingchun Ye
Maria Pedrosa
Sara Relling
Bantry Bay Properties Inc.
Barb Turner
C-Quest Holdings Ltd.
Avtar Dhillon
Hao Tang
Neil Maedel
Donald Rippon
Peter Ross
John Martin
Gregg Layton
Dolwar Invest & Trade Corp.
Barry Maedel
John Tognetti
Clarion Finanz AG

Keats Investments Ltd.
Absolute East West Fund
Alpine Atlantic Asset Mgt., Ltd.
La Roche & Co. Banquiers
Norene Brown
Credit Suisse Securities (USA) LLC
Stanley Case
Chartwell Investment Services S.A.
Donna Chudnow
Clearwaters Management Ltd.
Cranshire Capital, LP
Swell Capital Limited
Crescent International Ltd.
Double U Master Fund Ltd.
Andrea Egger
Epson Investment Services NV
Evergreen Investment Corporation
GLG European Opportunity Fund
General Research GmbH
Ralph Hogg
HSBC Guyerzeller Bank AG
Kaupthing Bank Luxembourg
Lombard Odier Darier Hentsch
Moen Holdings Inc.
Luce Lapointe

Nite Capital LP
George S. Palfi
Parker Communication Corp.
Carolyn Townshend
862002 Alberta Ltd.
Olivier Turrettini
Veronique Rochette
RMB International (Dublin) Ltd.
SDS Capital Group SPC, Ltd.
Shalimar Business
Synergy Resource Fund UBS Zurich
UBS AG
Rupert Edward Williams
Christian Weyer
Winsome Capital Inc.
Banque Vontobel Geneve, SA
Iroquois Master Fund Ltd.
Wilma E. Bonnell
Pierce Diversified Strategy Master Fund LLC
Enable Opportunity Partners LP
Enable Growth Partners LP
Kimberly Lloyd
Paul Mitchell

10.17

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.18

Amended Management Consulting Agreement dated February 28, 2006 and made effective February 1, 2006 with Donald Sharpe (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2006).

10.19	Farmout and Option Agreement with Suncor dated March 7, 2006 (incorporated by reference from our Current Report on Form 8-K filed on March 17, 2006).**
10.20	Management Agreement with Freestone Energy LLC dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006).
10.21	Stock Option Agreement with Larry Kellison dated May 1, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 2, 2006).
10.22

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with Drew Bonnell (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.23

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with D. Sharpe Management Inc. (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

10.24	Form of Stock Option Agreement with Donald Sharpe, Drew Bonnell, John Martin and Larry Kellison (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).
10.25	Form of Stock Option Agreement with Paul Mitchell, Kim Lloyd and Olga Bespalaja (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).

59

10.26

Participation Agreement dated February 14, 2007 with Suncor Energy Inc., Grand Banks Energy Corporation and Dejour Energy (Alberta) Ltd. (incorporated by reference from our Current Report on Form 8-K filed on February 23, 2007).

10.27

Amended Management Consulting Agreement dated December 21, 2006 and made effective January 1, 2007 with Freestone Energy LLC (incorporated by reference from our Current Report on Form 8-K filed on February 23, 2007).

10.28	Form of Stock Option Agreement with Ralph Stensaker (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2006).
10.29	Letter Agreement Starlight Oil & Gas LLC and Starlight Operating Company, Inc. effective August 31, 2007 (incorporated by reference from our Current Report on Form 8-K filed on September 11, 2007).
(14)	Code of Ethics
14.1	Code of Business Conduct and Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on April 14, 2004).
(21)	Subsidiaries
21.1	List of Subsidiaries
(23)	Consents
23.1*	Consent of Dale Matheson Carr-Hilton LaBonte

* Filed herewith.

**Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

CW1412677.1